
Exhibit 2.3

                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                              ADVANCED TELCOM, INC.

                                       AND

                    FAIRPOINT COMMUNICATIONS SOLUTIONS CORP.

                                OCTOBER 19, 2001

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                                TABLE OF CONTENTS

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                                                                                                                   PAGE
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
ARTICLE 1   DEFINITIONS AND CONSTRUCTION..............................................................................2

      1.1         CAPITALIZED TERMS...................................................................................2
      1.2         CONSTRUCTION.......................................................................................11

ARTICLE 2   TRANSFERS AND ASSIGNMENTS................................................................................12

      2.1         TRANSFER OF ASSETS.................................................................................12
      2.2         EXCLUDED ASSETS....................................................................................12
      2.3         DELIVERY OF ACQUIRED ASSETS........................................................................13
      2.4         ASSIGNMENTS........................................................................................13
      2.5         TRANSFERRED CONTRACTS..............................................................................13
      2.6         FURTHER ASSURANCES; POST-CLOSING COOPERATION.......................................................14
      2.7         ASSUMED LIABILITIES................................................................................15
      2.8         EXCLUDED LIABILITIES...............................................................................15

ARTICLE 3   CLOSING AND PURCHASE PRICE...............................................................................16

      3.1         CLOSING............................................................................................16
      3.2         PURCHASE PRICE.....................................................................................16
      3.3         ALLOCATION OF PURCHASE PRICE.......................................................................17
      3.4         TRANSFER TAXES.....................................................................................17
      3.5         CLOSING DATE DELIVERIES OF SELLER..................................................................18
      3.6         CLOSING DATE DELIVERIES OF BUYER...................................................................18

ARTICLE 4   LICENSE GRANTS...........................................................................................19

      4.1         LICENSE OF LICENSED TECHNOLOGY.....................................................................19
      4.2         BANKRUPTCY.........................................................................................19
      4.3         TRANSITION TRADEMARK LICENSE.......................................................................19

ARTICLE 5   REPRESENTATIONS AND WARRANTIES OF SELLER.................................................................19

      5.1         ORGANIZATION OF SELLER.............................................................................19
      5.2         AUTHORITY..........................................................................................20
      5.3         NO CONFLICT........................................................................................20
      5.4         TRANSFERRED CONTRACTS..............................................................................21
      5.5         CONSENTS...........................................................................................21
      5.6         NO LIQUIDATION, INSOLVENCY, WINDING-UP.............................................................21
      5.7         RESTRICTIONS ON BUSINESS ACTIVITIES................................................................22
      5.8         TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT; INVENTORY..........22
      5.9         CUSTOMERS AND SALES................................................................................23
      5.10        PERMITS............................................................................................23
      5.11        TECHNOLOGY.........................................................................................23
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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      5.12        LITIGATION.........................................................................................25
      5.13        TAX RETURNS AND AUDITS.............................................................................25
      5.14        POWER OF ATTORNEY..................................................................................26
      5.15        AFFILIATED TRANSACTIONS............................................................................26
      5.16        COMPLIANCE WITH LAWS...............................................................................26
      5.17        WARRANTIES.........................................................................................26
      5.18        COMPLETE COPIES OF MATERIALS.......................................................................27
      5.19        BULK TRANSFER LAWS.................................................................................27
      5.20        EMPLOYEE MATTERS...................................................................................27
      5.21        ENVIRONMENTAL MATTERS..............................................................................28
      5.22        SUFFICIENCY........................................................................................29
      5.23        INSURANCE..........................................................................................29
      5.24        FINANCIAL STATEMENTS...............................................................................29
      5.25        NO UNDISCLOSED LIABILITIES.........................................................................30
      5.26        ABSENCE OF CHANGES.................................................................................30
      5.27        ACCOUNTS RECEIVABLE................................................................................31
      5.28        ADEQUATE RESOURCES.................................................................................32
      5.29        BROKERS............................................................................................32

ARTICLE 6   REPRESENTATIONS AND WARRANTIES OF BUYER..................................................................32

      6.1         ADEQUATE RESOURCES.................................................................................32
      6.2         AUTHORITY..........................................................................................32
      6.3         ORGANIZATION OF BUYER..............................................................................32
      6.4         CONSENTS...........................................................................................32
      6.5         NO CONFLICT........................................................................................33
      6.6         BUYER PARENT FINANCIAL STATEMENTS..................................................................33
      6.7         NO LIQUIDATION, INSOLVENCY, WINDING-UP.............................................................33
      6.8         LITIGATION.........................................................................................34
      6.9         BROKERS............................................................................................34

ARTICLE 7   COVENANTS AND AGREEMENTS.................................................................................34

      7.1         ACCESS.............................................................................................34
      7.2         OPERATION OF THE BUSINESS OF SELLER................................................................35
      7.3         CONDUCT PRIOR TO CLOSING...........................................................................36
      7.4         CONFIDENTIALITY....................................................................................37
      7.5         OTHER AGREEMENTS...................................................................................37
      7.6         NOTIFICATION OF CERTAIN MATTERS....................................................................38
      7.7         ASSIGNMENT OF CONTRACTS AND FEES...................................................................38
      7.8         LEASE ASSIGNMENT...................................................................................38

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                                TABLE OF CONTENTS
                                   (CONTINUED)

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      7.9         PUBLIC DISCLOSURE..................................................................................38
      7.10        USE OF CONFIDENTIAL INFORMATION....................................................................38
      7.11        REASONABLE EFFORTS.................................................................................39
      7.12        ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES........................................................39
      7.13        CALEA COMPLIANCE AND LAW ENFORCEMENT TRAP AND TRACE, PEN REGISTER, AND OTHER INFORMATION SUBPOENAS
                  AND ORDERS.........................................................................................39
      7.14        TAX MATTERS........................................................................................39
      7.15        BUSINESS FILINGS...................................................................................40
      7.16        INSURANCE CLAIMS...................................................................................40
      7.17        AUDIT RIGHTS.......................................................................................40
      7.18        NOTICE TO THE ESCROW AGENT.........................................................................40
      7.19        CERTAIN CUSTOMERS..................................................................................40

ARTICLE 8   CONDITIONS TO THE CLOSING................................................................................40

      8.1         CONDITIONS TO OBLIGATIONS OF EACH PARTY............................................................40
      8.2         ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF BUYER..................................................41
      8.3         ADDITIONAL CONDITIONS TO OBLIGATIONS OF SELLER.....................................................43

ARTICLE 9   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION..............................................45

      9.1         SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS..............................................45
      9.2         SELLER INDEMNIFICATION.............................................................................45
      9.3         BUYER INDEMNIFICATION..............................................................................45
      9.4         INDEMNIFICATION PROCEDURE..........................................................................46
      9.5         RESOLUTION OF CONFLICTS; ARBITRATION...............................................................46
      9.6         THIRD-PARTY CLAIMS.................................................................................47
      9.7         LIMITATION ON INDEMNIFICATION; ESCROW..............................................................48

ARTICLE 10  TERMINATION, AMENDMENT AND WAIVER........................................................................49

      10.1        TERMINATION........................................................................................49
      10.2        EFFECT OF TERMINATION..............................................................................50
      10.3        AMENDMENT..........................................................................................50
      10.4        EXTENSION; WAIVER..................................................................................50

ARTICLE 11  GENERAL..................................................................................................50

      11.1        NOTICES............................................................................................50
      11.2        ENTIRE AGREEMENT; ASSIGNMENT.......................................................................52
      11.3        SEVERABILITY.......................................................................................52
      11.4        OTHER REMEDIES.....................................................................................52

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                                TABLE OF CONTENTS
                                   (CONTINUED)

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      11.5        GOVERNING LAW......................................................................................52
      11.6        JURISDICTION AND VENUE.............................................................................52
      11.7        WAIVER OF JURY TRIAL...............................................................................53
      11.8        FEES AND EXPENSES..................................................................................53
      11.9        COUNTERPARTS.......................................................................................53
      11.10       SPECIFIC PERFORMANCE...............................................................................53

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                                    EXHIBITS

         Exhibit A - Transitional Services Agreement

         Exhibit B - Escrow Agreement

         Exhibit C - Non-Solicitation Agreement Amendment

         Exhibit D - Non-Competition Agreement

         Exhibit E - Telecommunications Facilities Agreement

         Exhibit F - Voicemail Services Agreement

         Exhibit G - Lease Assignment

         Exhibit H - General Assignment and Bill of Sale

                                      -iv-
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                                    SCHEDULES

          Schedule 1.1(f) - Assigned Lease
          Schedule 1.1(cc) - Continuing Employee
          Schedule 1.1(vv) - Facilities
          Schedule 1.1(kkk) - Inventory
          Schedule 1.1(ooo) - Licensed Technology
          Schedule 1.1(aaaa) - Permitted Liens
          Schedule 1.1(llll) - Sales Orders
          Schedule 1.1(tttt) - Tangible Assets
          Schedule 1.1(xxxx) - Third Party Technology
          Schedule 1.1(yyyy) - Transferred Contracts
          Schedule 1.1(aaaaa) - Transferred Technology
          Schedule 2.5(a) - Consent Required Contract
          Schedule 7.3(k) - Actions or Proceedings
          Schedule 8.1(c)(i) - Buyer Third Party Consents
          Schedule 8.1(c)(ii) - Buyer and Seller Third Party Consents
          Schedule 8.2(e)(i) - Third Party Consents
          Schedule 8.2(f) - Release of Liens

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                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of October 19, 2001 (the "SIGNING DATE"), by and between Advanced TelCom, Inc., ("BUYER") a Delaware corporation with its principal place of business at 110 Stony Point Road, Second Floor, Santa Rosa, California 95401 and wholly-owned subsidiary of Advanced TelCom Group, Inc., a Delaware corporation ("BUYER PARENT"), and FairPoint Communications Solutions Corp., a Delaware corporation with its principal place of business at 6324 Fairview Road, Charlotte, North Carolina 28210 ("SELLER") and a wholly-owned subsidiary of FairPoint Communications, Inc. ("SELLER PARENT").

                                    RECITALS:

     A. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, certain assets of Seller relating to the Business (as defined below), excluding the Excluded Assets (as defined below), in exchange for the assumption of certain liabilities of Seller relating to the Business, payment of the Purchase Price (as defined below) contemporaneous herewith and the additional consideration set forth below; and

     B. In connection with the execution and delivery of this Agreement, Seller and Buyer are concurrently herewith entering into a transitional services agreement in the form attached hereto as EXHIBIT A (the "TRANSITIONAL SERVICES AGREEMENT"), an escrow agreement in the form attached hereto as EXHIBIT B (the "ESCROW AGREEMENT"), an amendment to that certain Non-Solicitation Agreement entered into as of September 25, 2001 by and between Buyer and Seller Parent in the form attached hereto as EXHIBIT C (the "NON-SOLICITATION AGREEMENT AMENDMENT"), a non-competition agreement in the form attached hereto as EXHIBIT D (the "NON-COMPETITION AGREEMENT"), a telecommunications facilities agreement in the form attached hereto as EXHIBIT E (the "TELECOMMUNICATIONS FACILITIES AGREEMENT") and a voicemail services agreement in the form attached hereto as EXHIBIT F (the "VOICEMAIL SERVICES AGREEMENT").

     NOW, THEREFORE, in consideration of the covenants, representations, warranties and mutual agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE 1

                          DEFINITIONS AND CONSTRUCTION

     1.1 CAPITALIZED TERMS. The following capitalized terms shall have the meanings set forth below:

          (a) "ACCOUNTS RECEIVABLE" shall have the meaning set forth in
SECTION 5.27.

          (b) "ACQUIRED ASSETS" shall have the meaning set forth in SECTION 2.1.

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          (c) "ACTIONS OR PROCEEDINGS" means any and all actions, suits, proceedings, arbitrations, or governmental or regulatory investigations or audits.

          (d) "AFFILIATE" shall have the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934 as amended of the United States.

          (e) "AGREEMENT" means this Asset Purchase Agreement and all exhibits and schedules hereto, including the Disclosure Schedule.

          (f) "ASSIGNED LEASE" means that certain lease identified on
SCHEDULE 1.1(f).

          (g) "ALLOCATION" shall have the meaning set forth in SECTION 3.3.

          (h) "ASSUMED LIABILITIES" shall have the meaning set forth in
SECTION 2.7.

          (i) "BALANCE SHEET" shall have the meaning set forth in SECTION 5.24.

          (j) "BASIS" shall mean any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could reasonably form the basis for any specified consequence.

          (k) "BENEFITS LIABILITIES" means any and all claims, debts, liabilities, commitments and obligations, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever or however arising, including all costs and expenses relating thereto, and including those debts, liabilities and obligations arising under law, rule, regulation, permits, actions or proceedings before any Governmental Entity, order or consent decree or any award of any arbitrator of any kind relating to any Employee Plan, International Employee Plan or otherwise to a Continuing Employee.

          (l) "BOOKS AND RECORDS" means all papers and records (in paper or electronic format) in Seller's care, custody, or control relating to the Business, including all purchasing and sales records, Customer and vendor lists, accounting and financial records, product or service documentation, product or service specifications, marketing requirements, documents, lists, drawings, notebooks, promotional materials, marketing materials, studies and reports.

          (m) "BUSINESS" means the business, services, operations and tangible and intangible assets of Seller related to, associated with, used in, or engaged in the Restricted Territory, including voice, data and Internet access services.

          (n) "BUYER" shall have the meaning set forth in the preamble.

          (o) "BUYER CERTIFICATE OF OFFICER" shall mean the certificate required by SECTION 8.3(b).

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          (p) "BUYER CERTIFICATE OF SECRETARY" shall mean the certificate required by SECTION 8.3(c).

          (q) "BUYER PARENT" shall have the meaning set forth in the preamble.

          (r) "BUYER PARENT BALANCE SHEET" shall have the meaning set forth in
SECTION 6.6.

          (s) "BUYER PARENT INCOME STATEMENT" shall have the meaning set forth in SECTION 6.6.

          (t) "CALEA" shall mean the Federal Communications Assistance for Law Enforcement Act and implementing orders and rules of the Federal Communications Commission.

          (u) "CLOSING" shall have the meaning set forth in SECTION 3.1.

          (v) "CLOSING DATE" shall have the meaning set forth in SECTION 3.1.

          (w) "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

          (x) "CODE" means the Internal Revenue Code of 1986, as amended.

          (y) "COLLATERAL AGREEMENTS" shall have the meaning set forth in
SECTION 2.4.

          (z) "CONFLICT" shall have the meaning set forth in SECTION 5.3(a)

         (aa) "CONSENT" shall have the meaning set forth in SECTION 2.5(a).

         (bb) "CONSENT REQUIRED CONTRACT" shall have the meaning set forth in
SECTION 2.5(a).

         (cc) "CONTINUING EMPLOYEES" means those employees of Seller identified on SCHEDULE 1.1(cc).

         (dd) "CONTRACT" means any mortgage, indenture, lease, contract, covenant or other agreement, instrument or commitment, permit, concession, franchise or license.

         (ee) "CONTROL DATE" shall mean the later of (i) November 1, 2001, and
(ii) the date that the consent, waiver and/or approval from the Public Utilities Commission from the State of Washington identified on SCHEDULE 8.1(c)(ii) has been received by Buyer and/or Seller.

         (ff) "COST OF GOODS SOLD" shall mean (without duplication with Costs) any and all charges (i) billed by third party providers to Seller for providing to the Customers telecommunications and related services, including the following: services purchased through wholesale agreements with the incumbent local exchange carrier and resold to the Customers;

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primary interexchange carrier charges; network access charges; all unbundled network elements leased from the incumbent local exchange carrier through an interconnection agreement; and unbundled network element platform costs,
(ii) applicable to terminating any traffic to another carrier's network,
(iii) related to rent and power for transferred and non-transferred collocations, (iv) for transport to carry all Customers' traffic, (v) from federal, state or local governments related to the Business, including USF obligations, and (vi) billed by Seller under the Telecommunications Facilities Agreement and the Voicemail Services Agreement; all as determined in accordance with past practices, and excluding charges which pertain to periods prior to the Control Date (it being understood that Cost of Goods Sold shall not include:
(A) any general overhead or similar allocated costs or expenses associated with the operation of the Business; (B) any handling fees or similar mark-ups to any costs or expenses incurred by third parties; or (C) any capital expenditures for the provision of the Services, as defined in the Transitional Services Agreement, in each case without the prior written agreement of Buyer).

         (gg) "COSTS" shall mean (without duplication with Cost of Goods Sold) the direct costs or expenses of Seller in providing the Services (as defined in the Transitional Services Agreement) and any and all third party costs or expenses approved by Buyer in writing, which costs or expenses for avoidance of doubt shall not include: (i) any general overhead or similar allocated costs or expenses associated with the operation of the Business; (ii) any handling fees or similar mark-ups to any costs or expenses incurred by third parties; or
(iii) any capital expenditures for the provision of the Services (as defined in the Transitional Services Agreement), in each case without the prior written agreement of Buyer.

         (hh) "CUSTOMER INFORMATION" shall mean all customer lists, customer contact information (including addresses, telephone numbers, e-mail address and Internet Protocol addresses, in each case, as known by Seller), customer correspondence and customer licensing and purchasing histories relating to the Customers.

         (ii) "CUSTOMERS" shall mean all customers of Seller as of the Signing Date related to the Business (including those Persons who have ordered products or services from Seller but for whom Seller has not either provided such products or services or invoiced or received payment for such products or services).

         (jj) "DISCLOSURE SCHEDULE" shall have the meaning set forth in
ARTICLE 5.

         (kk) "EMPLOYEE PLAN" means any plan, program, policy, practice, contract, Employment Agreement, agreement or other material arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits (including health, dental, vision, life, disability, sabbatical, accidental death and dismemberment benefits), or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including each "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is or has been maintained, sponsored by, contributed to, or required to be contributed to, by Seller for the benefit of any Continuing Employee, or with respect to which Seller has any Liability or obligation to any Continuing Employee.

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         (ll) "EMPLOYMENT AGREEMENT" means each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, contract or understanding between Seller or any Affiliate of Seller and any Continuing Employee.

         (mm) "ENVIRONMENTAL LAWS" means all applicable laws, directives, guidance, rules, regulations, orders, treaties, statutes and codes promulgated by any Governmental Entity which prohibit, regulate or control any Hazardous Material or activity involving Hazardous Materials, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Clean Air Act, the Hazardous Materials Transportation Act, the Clean Water Act and the Occupational Safety and Health Act, all as amended from time to time.

         (nn) "ENVIRONMENTAL PERMITS" shall have the meaning set forth in
SECTION 5.21(b).

         (oo) "ESCROW AGREEMENT" shall have the meaning set forth in Recital B.

         (pp) "ESCROW AMOUNT" shall have the meaning set forth in SECTION 3.2.

         (qq) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         (rr) "ERISA AFFILIATE" for purposes of SECTION 5.20 only, shall mean any other person or entity under common control with Seller within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder.

         (ss) "EXCLUDED ASSETS" shall have the meaning set forth in SECTION 2.2.

         (tt) "EXCLUDED LIABILITIES" shall have the meaning set forth in
SECTION 2.8.

         (uu) "EXPEDITED PROCEDURES" shall have the meaning set forth in
SECTION 9.5(d).

         (vv) "FACILITIES" means the leasehold interests and collocation facilities identified on SCHEDULE 1.1(vv).

         (ww) "FEES" shall have the meaning set forth in SECTION 2.5(c).

         (xx) "FINANCIAL STATEMENTS" shall mean the Balance Sheet and the Income Statement.

         (yy) "GAAP" means United States generally accepted accounting principles as of the date hereof.

         (zz) "GENERAL ASSIGNMENT" shall have the meaning set forth in
SECTION 2.4.

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        (aaa) "GOVERNMENTAL ENTITY" means any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission.

        (bbb) "HAZARDOUS MATERIALS" shall have the meaning set forth in
SECTION 5.21(a).

        (ccc) "INCOME STATEMENT" shall have the meaning set forth in
SECTION 5.24.

        (ddd) "INDEMNIFIED BUYER PARTIES" shall have the meaning set forth in
SECTION 9.2.

        (eee) "INDEMNIFIED PARTIES" shall have the meaning set forth in
SECTION 9.3.

        (fff) "INDEMNIFIED SELLER PARTIES" shall have the meaning set forth in
SECTION 9.3.


        (ggg) "INDEMNIFYING PARTY" shall have the meaning set forth in
SECTION 9.4.

        (hhh) "INDEPENDENT ACCOUNTING FIRM" shall have the meaning set forth in
SECTION 3.3(b).

        (iii) "INTENTIONAL MISREPRESENTATION" shall have the meaning set forth in SECTION 9.7(f).

        (jjj) "INTERNATIONAL EMPLOYEE PLAN" means each Employee Plan that has been adopted or maintained by Seller or any ERISA Affiliate, whether informally or formally, or with respect to which Seller or any ERISA Affiliate will or may have any Liability, for the benefit of Continuing Employees who perform services outside the United States.

        (kkk) "INVENTORY" means those items identified on SCHEDULE 1.1(kkk), including the customer premise equipment, supplies and spare parts of Seller related to the Business.

        (lll) "IRS" means the Internal Revenue Service.

        (mmm) "LEASE ASSIGNMENT" shall mean that certain lease assignment in substantially the form attached hereto as EXHIBIT G for the leasehold interests of Seller identified on SCHEDULE 1.1(f).

        (nnn) "LIABILITY" shall mean any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due), including any liability for Taxes.

        (ooo) "LICENSED TECHNOLOGY" means: (i) all Technology (other than the Transferred Technology) owned or licensable by Seller to the extent currently related to, used in, or necessary to the operation of the Business, including the development, use, distribution or other exploitation of the Acquired Assets which Technology is described in SCHEDULE 1.1(ooo); and (ii) any Technology

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(other than Transferred Technology) owned or licenseable by Seller currently related to, used in, or necessary for the operation of the Business that is disclosed to, or learned by, Buyer as a result of the transactions contemplated hereby, including the employment by Buyer of Continuing Employees.

        (ppp) "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind whatsoever in respect of such asset, not including liens for Taxes not yet due and payable.

        (qqq) "LOA" means a Customer's written authorization to change the Customer's preferred carrier or telecommunications service from one telecommunications provider to another, as required by applicable federal and state laws and regulations.

        (rrr) "LOSS" and "LOSSES" shall have the meanings set forth in
SECTION 9.2.

        (sss) "MANAGED REVENUE" shall have the meaning set forth in SECTION 7.2.

        (ttt) "MULTIEMPLOYER PLAN" means any Pension Plan which is a "multiemployer plan," as defined in Section 3(37) of ERISA.

        (uuu) "NON-COMPETITION AGREEMENT" shall have the meaning set forth in Recital B.

        (vvv) "NON-DISCLOSURE AGREEMENT" shall mean that certain Mutual Confidentiality and Non-Disclosure Agreement dated as of September 5, 2001, as revised on September 28, 2001.

        (www) "NON-SOLICITATION AGREEMENT AMENDMENT" shall have the meaning set forth in Recital B.


        (xxx) "NON-TRANSFERRED CONTRACT" shall have the meaning set forth in
SECTION 2.5(b).

        (yyy) "PANEL" shall have the meaning set forth in SECTION 9.5(c).

        (zzz) "PENSION PLAN" means each Employee Plan of Seller which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

       (aaaa) "PERMITTED LIENS" means those items listed on SCHEDULE 1.1(aaaa).

       (bbbb) "PERSON" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group of any of the foregoing.

       (cccc) "PRE-EXISTING CONTAMINATION" shall have the meaning set forth in
SECTION 1.1(qqqq).

       (dddd) "PRIMARY ARBITRATOR" shall have the meaning set forth in
SECTION 9.5(b).

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       (eeee) "PURCHASE PRICE" shall have the meaning set forth in
SECTION 3.2(a).

       (ffff) "PURCHASE PRICE ADJUSTMENT" shall have the meaning set forth in
SECTION 3.2(b).

       (gggg) "REAL ESTATE CONSENT EXPENSES" shall have the meaning set forth in
SECTION 7.8.

       (hhhh) "RELATED AGREEMENTS" shall mean all such ancillary agreements required in this Agreement to be executed and delivered in connection with the transactions contemplated hereby, including the Collateral Agreements, the Transitional Services Agreement, the Lease Assignment, the Escrow Agreement, the Non-Solicitation Agreement Amendment, the Telecommunications Facilities Agreement, the Voicemail Services Agreement and the Non-Competition Agreement.

       (iiii) "RESIDUAL KNOWLEDGE" means ideas, concepts, know-how or techniques relating to information of a proprietary or confidential nature of Seller that are retained in the unaided memory of the Continuing Employees.

       (jjjj) "RESTRICTED TERRITORY" shall mean the states of Washington and Oregon and every city or other political subdivision located within the geographic boundaries of Washington and Oregon, including those in which Seller is currently engaged in business or otherwise offers services or distributes, licenses or sells products.

       (kkkk) "RETURNS" shall have the meaning set forth in SECTION 5.13(a).

       (llll) "SALES ORDERS" means those firm sales orders outstanding on the Signing Date, as listed on SCHEDULE 1.1(llll).

       (mmmm) "SELLER" shall have the meaning set forth in the preamble.

       (nnnn) "SELLER CERTIFICATE OF OFFICER" shall mean the certificate required by SECTION 8.2(b).

       (oooo) "SELLER CERTIFICATE OF SECRETARY" shall mean the certificate required by SECTION 8.2(g).

       (pppp) "SELLER PARENT" shall have the meaning set forth in the preamble.

       (qqqq) "SELLER'S RETAINED ENVIRONMENTAL LIABILITIES" means any penalty, fine or other Losses with respect to: (i) the presence before the Control Date of any Hazardous Materials in the soil, groundwater, surface water, air or building materials of any Facility, or known to be migrating to a Facility as of the Control Date ("PRE-EXISTING CONTAMINATION"); (ii) the migration at any time prior to or after the Control Date of Pre-Existing Contamination to any other real property, or the soil, groundwater, surface water, air or building materials thereof; (iii) the exposure of any Person to Pre-Existing Contamination or to Hazardous Materials in the course of or as a consequence of any activities of the Business, without regard to whether any health effect of the exposure has been manifested as of the Control Date; (iv) the violation of any Environmental Laws by the Seller or its agents, employees, predecessors in interest, contractors, invitees or licensees prior to the Control Date or in connection with the operation of the Business prior to the Control Date; or (v) any actions or proceedings brought or threatened by any third party with respect to any of the foregoing.

       (rrrr) "SIGNING DATE" shall have the meaning set forth in the preamble.

       (ssss) "SOFTWARE" means any and all computer software and code, including assemblers, applets, compilers, source code, object code, data (including image and sound data), design tools and user interfaces, in any form or format, however fixed. Software shall include any source code listings and documentation Seller may have in its possession.

       (tttt) "TANGIBLE ASSETS" means the tangible assets owned by Seller or FairPoint Solutions Capital, LLC: (i) the possession and/or title of which is given to Buyer in connection with the Closing; (ii) that are located at the Facilities; (iii) that are in the possession, custody or control of the Continuing Employees and primarily used in or necessary to the operation of the Business; or (iv) that are primarily used in or necessary to the operation of the Business, which, for avoidance of doubt, are identified on
SCHEDULE 1.1(tttt).

       (uuuu) "TAX" or, collectively, "TAXES", means any and all taxes, assessments and other governmental charges, duties, impositions and liabilities imposed by any governmental entity, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any Liability for taxes of a predecessor entity.

       (vvvv) "TECHNOLOGY" means all information related to, constituting or disclosing, and all tangible copies and embodiments in any media of, technology, including all know-how, show-how, techniques, trade secrets, inventions (whether or not patented or patentable), algorithms, routines, Software, files, databases, works of authorship or processes.

       (wwww) "TERMINATION DATE" shall have the meaning set forth in
SECTION 9.1.

       (xxxx) "THIRD PARTY TECHNOLOGY" means any Technology of a third party or in the public domain, including open source, public source or freeware Technology or any modification or derivative thereof, including any version of any Software licensed pursuant to any general public license or limited general public license that was used in, incorporated into, integrated or bundled with any Technology that is or was, used in the Business, or incorporated in or used in the development or compilation of any product which are listed in
SCHEDULE 1.1(xxxx).

       (yyyy) "TRANSFERRED CONTRACTS" means (i) all Contracts with Customers (other than the Non-Transferred Contracts) and (ii) those Contracts identified on SCHEDULE 1.1(yyyy).

       (zzzz) "TRANSFER TAXES" shall have the meaning set forth in SECTION 3.4.

      (aaaaa) "TRANSFERRED TECHNOLOGY" means all Technology owned or transferable by Seller necessary to the operation of, or primarily related to, the Acquired Assets, including the Technology constituting the World Wide Web content, and such other Technology necessary to the operation of, or primarily related to, the Business, which Transferred Technology is identified on
SCHEDULE 1.1(aaaaa). To the extent that any Software constitutes Transferred Technology under this SECTION 1.1(aaaaa), all versions and releases of such Software and Software from which such Software was derived that are in Seller's possession, in both source and object code form, shall be included as Transferred Technology.

      (bbbbb) "TRANSITIONAL LICENSED TRADEMARKS" shall have the meaning set forth in SECTION 4.3.

      (ccccc) "TRANSITIONAL SERVICES AGREEMENT" shall have the meaning set forth in Recital B.

      (ddddd) "TRANSITION TRADEMARK LICENSE" shall have the meaning set forth in
SECTION 4.3.

     1.2 CONSTRUCTION.

          (a) For purposes of this Agreement, whenever the context requires: the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; the feminine gender will include the masculine and neuter genders; and the neuter gender will include the masculine and feminine genders.

          (b) Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement.

          (c) As used in this Agreement, the words "include" and "including" and variations thereof will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words "without limitation."

          (d) Except as otherwise indicated, all references in this Agreement to "Articles," "Schedules," "Sections" and "Exhibits" are intended to refer to Articles, Schedules, Sections and Exhibits to this Agreement.

          (e) The table of contents and headings in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement, and will not be referred to in connection with the construction or interpretation of this Agreement.

                                     ARTICLE 2

                            TRANSFERS AND ASSIGNMENTS

     2.1 TRANSFER OF ASSETS. Subject to the terms and conditions set forth in this Agreement, at the Closing, Seller will sell, convey, transfer and assign to Buyer, or Buyer's designee, and Buyer shall acquire from Seller, all right, title and interest in and to the following (the "ACQUIRED ASSETS"), free and clear of any and all Liens, except for Permitted Liens:

          (a) the Tangible Assets;

          (b) all rights of Seller under the Transferred Contracts;

          (c) all accounts receivable of Seller related to the Business as of October 31, 2001, other than accounts receivable of Seller constituting carrier access billings prior to the Control Date and accounts receivable of Seller relating to inactive accounts prior to the Control Date;

          (d) the Transferred Technology;

          (e) all Inventory;

          (f) the Books and Records;

          (g) the Facilities;

          (h) all files, notes, and records of any nature in Seller's possession or control, whether written or electronically stored, relating to product warranty and support obligations for the products sold or services rendered by Seller and related to the Acquired Assets;

          (i) all blueprints, schematics, prototypes, drawings, computer software and the like, including all media and other embodiments of or containing the Licensed Technology;

          (j) all Customer Information;

          (k) all goodwill associated with the foregoing to the extent such may be transferred to Buyer; and

          (l) all rights to recover past, present and future damages for the breach, infringement or misappropriation, as the case may be, of any of the foregoing as they relate to the Acquired Assets.

     2.2 EXCLUDED ASSETS. Notwithstanding anything contained in SECTION 2.1 to the contrary, Buyer expressly understands and agrees that the following assets (the "EXCLUDED ASSETS") shall not be considered or deemed an Acquired Asset:

          (a) the Non-Transferred Contracts;

          (b) Seller's rights to the "FairPoint" brand;

          (c) all Technology, other than the Transferred Technology;

          (d) accounts receivable of Seller constituting carrier access billings prior to the Control Date and accounts receivable of Seller relating to inactive accounts prior to the Control Date;

          (e) accounts receivable of Seller consisting of carrier access billings revenue earned by Seller prior to the Control Date; and

          (f) all other assets not specifically described in SECTION 2.1.

     2.3 DELIVERY OF ACQUIRED ASSETS. At the Closing, Seller shall, at Seller's sole cost and expense, in the manner and form, and to the locations, specified by Buyer, deliver to Buyer or other entity designated by Buyer, possession of (to the extent not previously delivered) and title to all of the Acquired Assets, or in the case of intangible assets, such instruments as are necessary or appropriate to document and to transfer title to such assets from Seller to Buyer in accordance with SECTION 2.4.

     2.4 ASSIGNMENTS. Without limiting the foregoing, at the Closing, Seller shall duly execute and deliver to Buyer (a) a General Assignment and Bill of Sale in substantially the form of EXHIBIT H (the "GENERAL ASSIGNMENT"), (b) such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance reasonably acceptable to Buyer's counsel and Seller's counsel, as shall be necessary or appropriate to vest in Buyer good and valid title in and to the Acquired Assets and (c) the Lease Assignment (the General Assignment and the other instruments referred to in clauses (a) through (c) of this SECTION 2.4 being collectively referred to herein as the "COLLATERAL AGREEMENTS").

     2.5  TRANSFERRED CONTRACTS.

          (a) At the Closing: (i) Seller shall deliver to Buyer all of the Transferred Contracts; and (ii) for each Transferred Contract identified on
SCHEDULE 2.5(a) (the "CONSENT REQUIRED CONTRACTS"), Seller shall deliver to Buyer a written agreement in a form reasonably satisfactory to Buyer and Seller, signed by the party or parties (other than Seller) to such Consent Required Contract, pursuant to which such party or parties thereto consent to the transfer and assignment of such Consent Required Contract to Buyer (each, a "CONSENT").

          (b) Notwithstanding anything in SECTION 2.5(a) to the contrary, if any Consent for a Consent Required Contract shall not have been obtained by the Closing, such Consent Required Contract shall not be treated as a Transferred Contract (each such Contract, a "NON-TRANSFERRED

CONTRACT") and the rights of Seller under such Non-Transferred Contracts shall be deemed an Excluded Asset.

          (c) With respect to each Non-Transferred Contract (i) if Buyer requests, Seller shall continue to use commercially reasonable efforts for a period not to exceed six (6) months following the Closing Date, to obtain such Consent, and (ii) Seller and Buyer agree to cooperate with each other in any reasonable and lawful arrangement designed to provide to Buyer the benefits of use of such Non-Transferred Contract, for a period not to exceed the earlier of the termination of such Non-Transferred Contract or six (6) months from the Closing Date, of any right or benefit of Seller arising thereunder, including the enforcement for the benefit of Buyer of any and all rights of Seller against a third party thereunder and the payment to Buyer of all amounts (the "FEES") received by Seller after the Closing Date under such Non-Transferred Contract attributable to Buyer's performance or discharge of Seller's obligations thereunder, in accordance with SECTION 7.2.

          (d) In the event that Seller, after the Signing Date and before the Control Date, amends the terms of any Transferred Contract or Non-Transferred Contract relating to Fees due to Seller under such Contract, the amount paid to Buyer by Seller under SECTION 2.5(c) shall equal the greater of (i) the Fee in effect prior to such amendment and (ii) the amended Fee.

          (e) The relationship, if any, between the parties established by this
SECTION 2.5 is that of an independent contractor, and nothing in this
SECTION 2.5 shall be construed to create a relationship of agency or partnership between the parties or to create any obligation to or provide any benefit for any other Person.

          (f) Upon receipt by Buyer of any such Consent after the Closing, Seller's obligations under the Non-Transferred Contract shall be deemed an Assumed Liability under this Agreement, effective as of the date such Consent is delivered to Buyer; PROVIDED that the obligations of Seller under such Non-Transferred Contract have not been adversely modified or amended since the Signing Date.

     2.6  FURTHER ASSURANCES; POST-CLOSING COOPERATION.

          (a) At any time or from time to time after the Closing, at Buyer's reasonable request and without further consideration, Seller shall: (i) execute and deliver to Buyer such other instruments of sale, transfer, conveyance, assignment and confirmation; (ii) provide such materials and information; and
(iii) take such other commercially reasonable actions as Buyer may deem necessary or desirable in order to more effectively record, grant, transfer, convey or assign to Buyer, or its successors and assigns, or confirm Buyer's title to, all of the Acquired Assets, and, to the fullest extent permitted by law, to put Buyer in actual possession and operating control of the Acquired Assets and assist Buyer in exercising all rights with respect thereto, and otherwise fulfill Seller's obligations under this Agreement and the Collateral Agreements.

          (b) Effective as of the Closing, Seller hereby constitutes and appoints Buyer the true and lawful attorney of Seller, with full power of substitution, in the name of Seller or Buyer, but on behalf of and for the benefit of Buyer, only as necessary and proper to demand and receive from time to time any accounts receivable of Seller constituting an Acquired Asset and other intangibles of that nature and to make endorsements and give receipts and releases for and in respect of the same and any part thereof. Seller hereby acknowledges that the appointment hereby made and the powers hereby granted are coupled with an interest and are not and shall not be revocable by Seller in any manner or for any reason.

          (c) Following the Closing, Seller will afford Buyer, its counsel and its accountants, at Buyer's expense, during normal business hours, reasonable access to the books, records and other data relating to the Business in Seller's possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom.

     2.7 ASSUMED LIABILITIES. Unless otherwise specifically provided for in the Transitional Services Agreement or SECTION 7.19, as of the Closing (or if the Closing does not occur, as of the Control Date and for a period ending upon the termination of Buyer's rights set forth in SECTIONS 7.2(a) and 7.2(b)), upon the terms and subject to the conditions set forth in this Agreement, Buyer, or Buyer's designee, hereby agrees to assume the obligations of Seller related to
(a) the Transferred Contracts (with respect to obligations arising in periods on or after the Control Date only), (b) the ownership of the Acquired Assets and operation of the Business by Seller on or after the Control Date (other than those obligations arising from a breach of Seller's obligations under
SECTION 7.2(a), 7.2(b), 7.2(g) or 7.3) and (c) any written warranty obligation of Seller with respect to the ownership and operation of the Acquired Assets by Seller entered into on or after the Control Date (other than those obligations arising from a breach of Seller's obligations under SECTION 7.2(a) or 7.3) (collectively, the "ASSUMED LIABILITIES").

     2.8 EXCLUDED LIABILITIES. Except for the Assumed Liabilities specifically set forth in SECTION 2.7 and, except as provided in SECTION 7.17, 7.19 or the Transitional Services Agreement, Buyer is not assuming, and the Assumed Liabilities expressly exclude, any debt, Liability, duty or obligation, whether known or unknown, fixed or contingent, of Seller, including any Benefits Liabilities (the "EXCLUDED LIABILITIES"). Without limiting the generality of the foregoing, all liabilities, including any liabilities for Taxes, arising from or related to: (a) Seller's operations, whenever arising or incurred, and Seller's ownership of the Acquired Assets and operation of the Business before the Control Date, and if the Closing does not occur, after the termination of Buyer's rights set forth in SECTIONS 7.2(a) and 7.2(b); (b) Seller's termination of any Contract relating to the Business before the Control Date; (c) any of Seller's agents, consultants, independent contractors, employees, whenever arising, in each case including workers' compensation, severance, salary, bonuses or under any Employee Plan, whether or not any such employees shall accept employment with Buyer in connection with the transactions contemplated hereby; (d) any implied or explicit warranty obligations of Seller with respect to the ownership of the Acquired Assets and the operation of the Business entered into prior to the Control Date, and if the Closing does not occur, after the termination of Buyer's rights set forth in SECTIONS 7.2(a) and 7.2(b); and
(e) Seller's Retained Environmental Liabilities, shall be Excluded Liabilities and shall remain the responsibility of Seller.

                                    ARTICLE 3

                           CLOSING AND PURCHASE PRICE

     3.1  CLOSING. Unless this Agreement shall have been terminated pursuant to
ARTICLE 10, the closing of the transactions contemplated by this Agreement (the "CLOSING") will take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, in Palo Alto, California commencing at 10:00 a.m., local time, two (2) business days following the satisfaction or written waiver of the conditions to the Closing set forth in ARTICLE 8 hereof (other than those conditions which by their terms are not to be satisfied until the Closing), or on such other date as the parties may mutually determine (the "CLOSING DATE").

     3.2  PURCHASE PRICE.

          (a) On the Signing Date, Buyer will deliver the following amounts (the "PURCHASE PRICE") to an escrow account maintained by the Escrow Agent by wire transfer of immediately available funds according to instructions provided by the Escrow Agent to Buyer by the Signing Date (a) $2,866,000, which portion of the Purchase Price (subject to adjustment pursuant to SECTION 3.2(b)) shall be delivered to Seller by the Escrow Agent at the Closing in accordance with the Escrow Agreement, and (b) $1,000,000 (the "ESCROW AMOUNT"), which Escrow Amount (in whole, or in part or if any then remains) will be delivered to Seller by the Escrow Agent in accordance with the Escrow Agreement.

          (b) The Purchase Price will be adjusted as follows (the "PURCHASE PRICE ADJUSTMENT"): (i) to the extent that the product obtained by multiplying
(A) the current (i.e. less than 35 days from the date of invoice, and not including accounts receivable for inactive accounts) accounts receivable of Seller related to the Business (other than carrier access billings) as of October 31, 2001 by (B) 78% is less than $1,000,000, the Purchase Price will be reduced by such difference; and (ii) to the extent that the product obtained by multiplying (1) the current (i.e. less than 35 days from the date of invoice, and not including accounts receivable for inactive accounts) accounts receivable of Seller related to the Business (other than carrier access billings) as of October 31, 2001 by (2) 78%, is greater than $1,000,000, the Purchase Price will be increased by such difference. By no later than the earlier of the Closing Date and November 15, 2001, Seller will deliver a certificate, certified by the Chief Financial Officer of Seller, setting forth in detail the Basis for and the calculations described in this SECTION 3.2(b).

          (c) Subject to SECTION 3.2(d), (i) in the event of a Purchase Price Adjustment pursuant to SECTION 3.2(b)(i), Buyer and Seller shall instruct the Escrow Agent in writing, in accordance with the Escrow Agreement, to promptly disburse the Purchase Price Adjustment to Buyer, and (ii) in the event of a Purchase Price Adjustment pursuant to SECTION 3.2(b)(ii), Buyer shall promptly deliver to the Escrow Agent, in accordance with the Escrow Agreement, the Purchase Price Adjustment, which amount shall be deemed part of the "Signing Escrow Amount" as defined in the Escrow Agreement.

          (d) Buyer and Seller shall cooperate in good faith to resolve any disputes between them arising under this SECTION 3.2. In the event that Buyer and Seller cannot resolve any such dispute, the parties will follow the dispute resolution procedures set forth in SECTION 3.3(b) to resolve any such dispute.

     3.3  ALLOCATION OF PURCHASE PRICE.

          (a) Promptly following the Closing, Buyer and Seller shall agree to jointly allocate the Purchase Price (and all other capitalized costs) among the Acquired Assets pursuant to Section 1060 of the Code (the "ALLOCATION"). Buyer and Seller agree to negotiate in good faith in order to determine the Allocation. If Buyer and Seller are unable to agree on the Allocation, the dispute shall be resolved in accordance with the procedures set forth in
SECTION 3.3(b). The Allocation shall be conclusive and binding upon Buyer and Seller for all purposes, and the parties agree that all Tax Returns and reports (including IRS Form 8594) and all financial statements shall be prepared in a manner consistent with (and the parties shall not otherwise file a tax return position inconsistent with) the Allocation unless required by the IRS or any other applicable taxing authority.

          (b) If Buyer and Seller are unable to resolve any dispute referred to in SECTION 3.3(a) above, Buyer and Seller shall each submit the name of a "big five" independent accounting firm which does not at the time provide, and has not in the prior two (2) years provided, services to either Buyer or Seller or any Affiliate of Buyer or Seller, and the firm shall be randomly selected among the other "big five" firms having an office in Seattle, Washington. Each of the parties to this Agreement shall, and shall cause their respective Affiliates and representatives to, provide full cooperation to such independent accounting firm (the "INDEPENDENT ACCOUNTING FIRM"). The Independent Accounting Firm shall
(i) act in its capacity as an expert and not as an arbitrator, (ii) review only those matters to which there is a dispute between the parties and (iii) be instructed to reach its conclusions regarding any such dispute within 30 days after its appointment and provide a written explanation of its decision. In the event that Seller and Buyer submit any dispute to arbitration, each such party may submit a "position paper" to the Independent Accounting Firm setting forth the position of such party with respect to such dispute, to be considered by such Independent Accounting Firm as it deems fit. The determination of the Independent Accounting Firm shall be final and binding on the parties and shall be deemed a final arbitration award that is enforceable pursuant to all terms of the Federal Arbitration Act, 9 U.S.C. Sec. 1 et seq. Any expenses relating to the engagement of the Independent Accounting Firm shall be shared equally by Seller and Buyer.

     3.4 TRANSFER TAXES. All sales, use, value-added, gross receipts, excise, registration, stamp, duty, transfer and other similar taxes and governmental fees ("TRANSFER TAXES") imposed or levied by reason of, in connection with or attributable to this Agreement and the transactions contemplated hereby shall be shared equally by Seller and Buyer. The parties shall cooperate with each other to the extent reasonably requested and legally permitted to minimize any Transfer Taxes. Buyer and Seller shall agree no later than five (5) days prior to the Closing Date on the amount of any Transfer Taxes which shall be owed as a result of this Agreement and the transactions contemplated hereby. Buyer shall deliver to Seller at the Closing 50% of the Transfer Taxes so determined.

     3.5 CLOSING DATE DELIVERIES OF SELLER. At the Closing, Seller shall deliver, or cause to be delivered, to Buyer:

          (a) the Acquired Assets, including, (i) with respect to the Transferred Contracts and Non-Transferred Contracts, a complete, accurate and legible copy of each such Contract (including all amendments and supplements thereto), and (ii) with respect to the Transferred Contracts that are Consent Required Contracts, the Consents;

          (b) duly executed Related Agreements to which Seller is a party;

          (c) such executed deeds, third party consents, regulatory waivers and approvals, bills of sale, assignments or other instruments of transfer and assignment, and releases as are necessary to consummate the sale and transfer of the Acquired Assets to Buyer contemplated by this Agreement such that Buyer has all right, title and interest in the Acquired Assets, all in form and substance reasonably satisfactory to Buyer, Seller and their respective counsel;

          (d) the Seller Certificate of Secretary;

          (e) the Seller Certificate of Officer; and

          (f) evidence reasonably satisfactory to Buyer of the transfer to Buyer of the Acquired Assets.

     3.6 CLOSING DATE DELIVERIES OF BUYER. At the Closing (or in the case of the Purchase Price, in accordance with the Escrow Agreement), Buyer shall deliver, or caused to be delivered, to Seller the following:

          (a) the Purchase Price (as adjusted pursuant to SECTION 3.2(b)), less the Escrow Amount;

          (b) the Buyer Certificate of Officer;

          (c) the Buyer Certificate of Secretary;

          (d) Buyer's portion of the Transfer Taxes determined in accordance with Section 3.4;

          (e) the duly executed Related Agreements to which Buyer is a party;
and

          (f) such executed assignment and assumption instruments as are reasonably necessary to consummate the assumption of the Assumed Liabilities contemplated by this Agreement, all in form and substance reasonably satisfactory to Seller and its counsel.

                                    ARTICLE 4

                                 LICENSE GRANTS

     4.1 LICENSE OF LICENSED TECHNOLOGY. Effective as of the Closing, to the extent permitted by such Licensed Technology, Seller hereby grants to Buyer and its subsidiaries a non-exclusive, royalty-free, fully-paid, world-wide, perpetual, irrevocable, non-terminable, transferable, with rights to sublicense, right and license to use, disclose, copy, distribute, make, have made, make derivative works from, sell, and otherwise fully exploit the Licensed Technology and Transferred Technology pursuant to the terms and conditions of this Agreement in any manner and without limitation.

     4.2 BANKRUPTCY. All licenses granted to Buyer under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of
Section 365(n) of the United States Bankruptcy Code, licenses to "INTELLECTUAL PROPERTY RIGHTS" as defined thereunder. Notwithstanding any provision contained herein to the contrary, if Seller is under any proceeding under the Bankruptcy Code and the trustee in bankruptcy of Seller, or Seller, as a debtor in possession, rightfully elects to reject the licenses granted to Buyer under this Agreement, Buyer may, pursuant to 11 U.S.C. Section 365(n)(1) and (2), retain any and all of Buyer's rights under such licenses, to the maximum extent permitted by law, subject to the terms of this Agreement.

     4.3 TRANSITION TRADEMARK LICENSE. Seller hereby grants to Buyer, effective as of the Closing and ending on the date 60 days following the Closing, a non-transferable, non-exclusive, royalty free transitional right and license (the "TRANSITION TRADEMARK LICENSE"), in the Restricted Territory, to use the "FairPoint" name, logo, trademark and/or service mark (the "TRANSITIONAL LICENSED TRADEMARKS") in connection with the operation of Seller and related to the Business solely as follows:

          (a) to conduct and operate the Business in the manner conducted and operated by Seller prior to the Closing; and

          (b) to use the Transitional Licensed Trademarks on marketing and related materials associated with the products or services of Seller existing prior to the Closing.

                                    ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Except as specifically disclosed in the disclosure schedule delivered by Seller to Buyer which references the appropriate Section and paragraph numbers (the "DISCLOSURE SCHEDULE"), Seller hereby represents and warrants to Buyer as follows:

     5.1 ORGANIZATION OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite power and authority to own, operate and use the Acquired Assets and conduct the Business as currently conducted.

Seller is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which it conducts the Business. Seller has delivered a true and correct copy of its certificate of incorporation and bylaws, each as amended to date and in full force and effect on the date hereof, to Buyer. The operations of Seller relating to the Business have not now and have never been conducted by Seller under any other name. The Books and Records comprise all material papers and records (in paper or electronic format) in Seller's care, custody, or control relating to the operation of the Business.

     5.2 AUTHORITY. Seller has all requisite power and authority to enter into, execute and deliver this Agreement and the Related Agreements to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements to which Seller is a party, the performance of its obligations under this Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Seller, and no further action is required on the part of Seller or its stockholder to authorize this Agreement or the Related Agreements to which it is a party or the transactions contemplated hereby and thereby. This Agreement and the Related Agreements to which Seller is a party has been duly executed and delivered by Seller and constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies.

     5.3  NO CONFLICT.

          (a) The execution and delivery by Seller of this Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") (i) any provision of the certificate of incorporation or bylaws of Seller, (ii) any mortgage, indenture, lease, Contract or other agreement or instrument, permit, concession, franchise or license to which Seller or any of its properties or assets (including intangible assets) is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or any of its properties or assets (tangible and intangible).

          (b) The execution and delivery of this Agreement by Seller and any Related Agreement to which Seller is a party do not, and the consummation of the transactions contemplated hereby and thereby, will not, require any notice under any agreement, Contract, lease, license, instrument or other arrangement to which Seller is a party or by which Seller is bound or to which any of the Acquired Assets is subject (or result in the imposition of any Lien upon any of the Acquired Assets).

     5.4 TRANSFERRED CONTRACTS. The Transferred Contracts, Non-Transferred Contracts and the Consent Required Contracts are all of the Contracts between Seller and any third party related to, or necessary for, the operation of the Business. True and complete copies of all Transferred Contracts, Non-Transferred Contracts and Consent Required Contracts have been delivered to Buyer. Each Transferred Contract, Non-Transferred Contract and Consent Required Contract is in full force and effect, is valid and effective in accordance with its terms, and Seller is not in default under any such Contract, nor, to Seller's knowledge, is any party obligated to Seller pursuant to any such Contract in default. Seller has not breached, violated or defaulted under, nor received notice that Seller has breached, violated or defaulted under, any of the terms or conditions of any Transferred Contract, Non-Transferred Contract or Consent Required Contract. Seller has obtained, or will obtain prior to the Closing, all necessary Consents for each Consent Required Contract.

     5.5 CONSENTS. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party, including a party to any agreement with Seller (so as not to trigger any Conflict), is required by or with respect to Seller in connection with the execution and delivery of this Agreement or the Related Agreements or the consummation of the transactions contemplated hereby and thereby.

     5.6  NO LIQUIDATION, INSOLVENCY, WINDING-UP.

          (a) No order has been made or petition presented, or resolution passed for the winding-up or liquidation of Seller and there is not outstanding:

               (i) any petition or order for the winding-up of Seller;

              (ii) any appointment of a receiver over the whole or part of the assets of Seller;

             (iii) any petition or order for administration of Seller under any federal or state bankruptcy, insolvency or similar law;

              (iv) any voluntary arrangement between Seller and any of its creditors under any federal or state bankruptcy, insolvency or similar law;

               (v) any distress or execution or other process levied in respect of Seller which remains undischarged; nor

              (vi) any unfulfilled or unsatisfied judgment or court order or federal, state or local regulatory order against Seller relating to the Business or the Acquired Assets.

          (b) To Seller's knowledge, there are no circumstances which would entitle any Person to present a petition for the winding-up or administration of Seller or to appoint a receiver over the whole or any part of the undertaking or assets of Seller.

          (c) Seller is not deemed unable to pay its debts within the meaning of applicable law.

          (d) The operations of Seller have not been terminated.

     5.7 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement (not to compete or otherwise), commitment, judgment, injunction, order or decree to which Seller is a party relating to the Business or otherwise binding upon Seller or the Business which has or may have the effect of prohibiting or impairing the transactions contemplated by this Agreement, any business practice of the Business, any acquisition of property (tangible or intangible) relating to the Business or the conduct of the Business or impairing the Acquired Assets. Seller has not entered into any agreement under which the operations of the Business as currently conducted are restricted or which places any restrictions upon Seller with respect to providing services to, or selling, licensing or otherwise distributing any of, the Transferred Technology or the Licensed Technology to or providing services to, Customers or potential customers or any class of customers, in the states of Washington or Oregon during any period of time.

     5.8 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT; INVENTORY.

          (a) Seller does not own any real property in connection with the Business, nor has it ever owned any real property in connection with the Business. SECTION 5.8(a) of the Disclosure Schedule sets forth a list of all real property currently leased by Seller in connection with the Business, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease and the aggregate annual rental and/or other fees payable under any such lease. Seller has delivered to Buyer true, correct and complete copies of all agreements listed on SECTION 5.8(a) of the Disclosure Schedule. Seller currently occupies or has the right to occupy all of the Facilities and has not subleased, licensed or otherwise granted any occupancy rights thereunder to any other Person.

          (b) Seller has (i) good and valid title to all of the Acquired Assets and (ii) the power to sell the Acquired Assets free and clear of any Liens (other than the Permitted Liens).

          (c) The Tangible Assets comprise all of the tangible assets owned or leased by Seller for use in the Business (other than the Excluded Assets), and such Tangible Assets are, in all material respects (i) adequate for the conduct of the Business as currently conducted by Seller, and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

          (d) Upon the consummation of the transactions contemplated by this Agreement, at the Closing, Buyer will acquire good and marketable title to the Acquired Assets, free and clear of all Liens (other than Permitted Liens and Liens created by Buyer).

          (e) Except as may be provided by any applicable federal or state statute, law or regulation, (i) Seller has sole and exclusive ownership, free and clear of any Lien (other than a Permitted Lien), of the Customer Information, and (ii) no Person other than Seller possesses any claims or rights with respect to use of the Customer Information.

          (f) The Inventory is merchantable and fit for the purpose for which it was procured, is not obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth in the Financial Statements, and is sufficient to satisfy all orders by Customers received as of the Signing Date.

     5.9 CUSTOMERS AND SALES. SECTION 5.9 of the Disclosure Schedule contains a correct and complete list of the Customer Information, a schedule of all services provided to each Customer (i.e. billed transactions) and charges therefor and all revenues with respect thereto since February 1, 2001. True and correct copies of Contracts with such Customers have been delivered to Buyer.
SCHEDULE 1.1(llll) sets forth a true and complete list of all Sales Orders which Seller is obligated to fulfill as of the Signing Date. No Customer has executed a Contract with Seller in a form which contains substantive differences from a form set forth on SECTION 5.9 of the Disclosure Schedule.

     5.10 PERMITS. Seller owns or validly holds all material licenses, franchises, permits, approvals, authorizations, exemptions, classifications, registrations, and similar documents or instruments (collectively, "PERMITS") that are required in connection with the conduct of the Business as now being conducted. SECTION 5.10 of the Disclosure Schedule sets forth a true, correct and complete list of all Permits required in connection with the conduct of the Business as now being conducted. All such Permits held by Seller are valid and in full force and effect. No proceeding is pending or, to Seller's knowledge, threatened which could result in the revocation or termination of any such Permits, and Seller knows of no such Basis on which any such proceeding could be commenced. The execution and delivery by Seller of this Agreement and each of the Related Agreements, the performance by Seller of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, will not affect the continued validity or effectiveness, or alter the terms and conditions of any such Permits.

     5.11 TECHNOLOGY.

          (a) TRANSFERRED TECHNOLOGY. SCHEDULE 1.1(aaaaa), listing or describing the Transferred Technology, is complete and accurate in all material respects.

          (b) EXCLUSIVE OWNERSHIP. Seller owns exclusively, and has good title to, all Transferred Technology, and no other Person has any other rights thereto.

          (c) NO CONSENTS. No licenses or other consents are required from any third party to permit Buyer to fully exploit the Transferred Technology, and exercise the rights granted to it with respect thereto.

          (d) PERFECTION OF TRANSFERRED TECHNOLOGY. To the extent that any Transferred Technology was originally owned or created by or for any third party, including any predecessor of Seller: (i) Seller has a written agreement with such third party or parties with respect thereto, pursuant to which Seller has obtained complete, unencumbered and unrestricted ownership and is the exclusive owner of, all such Transferred Technology by valid assignment or otherwise; (ii) the transfers from Seller to Buyer hereunder do not violate such third party agreements or trigger any penalties or damages provisions in such third party agreements; (iii) such third parties have not retained and do not have any rights or licenses with respect to the Transferred Technology; and
(iv) to Seller's knowledge, no Basis exists for such third party to challenge or object to the transfer of such this Transferred Technology as a result of this transaction or this Agreement.

          (e) PERFECTION OF LICENSED TECHNOLOGY. To the extent that any Licensed Technology was originally owned or created by or for any third party, including any predecessor of Seller: (i) Seller has a written agreement with such third party or parties with respect thereto, pursuant to which Seller, has the right to grant to Buyer the rights and licenses granted hereunder; (ii) the license from Seller to Buyer hereunder does not violate such third party agreements or trigger any penalties or damages provisions in such third party agreements; and
(iii) to Seller's knowledge, no Basis exists for such third party to challenge or object to the license of such Licensed Technology as a result of this transaction or this Agreement.

          (f) TECHNOLOGY COMPLETENESS. The Transferred Technology and the Licensed Technology together constitute all of the Technology used in, necessary to or related to the operation of the Business. Following the Closing, Buyer will have all of the rights in the Transferred Technology and Licensed Technology used in, necessary to or related to the operation of the Business.

          (g) THIRD PARTY TECHNOLOGY. Other than the Third Party Technology identified on SECTION 5.11(g) of the Disclosure Schedule, no Technology of any third party was, or is, used in, incorporated into, integrated or bundled with, or used in the development or compilation of, any Technology that is or was Transferred Technology.

          (h) NO RESTRICTIONS. Neither the Transferred Technology nor, to Seller's knowledge, the Licensed Technology is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any material manner the use, transfer or licensing thereof or may affect the validity, use or enforceability of the Transferred Technology or Licensed Technology.

          (i) NO PAYMENTS. Except as set forth in any Transferred Contract, Seller is not required to make or accrue any royalty payment to any third party in connection with the Transferred Technology.

          (j) ADVERSE AFFECT. Neither this Agreement nor the transactions contemplated hereby, including the assignment to Buyer, by operation of law or otherwise, of any Contract to which Seller is a party, will result in (without any action by Buyer): (i) Buyer granting to any third party any right to or with respect to any Technology owned by, or licensed to, Buyer; (ii) Buyer being bound by, or subject to, any non-compete or other restriction on the operation or scope of its businesses; or (iii) Buyer being obligated to pay any royalties or other amounts to any third party in excess of those payable by Buyer or Seller prior to the Closing. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of Licensed Technology or the loss of, or any adverse effect on, any ownership of any Transferred Technology.

          (k) NO INFRINGEMENT BY TECHNOLOGY. To Seller's knowledge, neither
(i) the operation of the Business by Seller prior to the Control Date, nor
(ii) the Licensed Technology or the Acquired Assets (including the Transferred Technology), did, do, or will: (A) infringe or misappropriate the intellectual property rights of any Person; (B) violate the rights of any Person (including rights to privacy or publicity); or (C) constitute unfair competition or trade practices under the laws of the states of Washington or Oregon. Seller has not received notice from any Person (nor does Seller have knowledge of any Basis therefor) claiming that the Business, the Acquired Assets (including the Transferred Technology) or Licensed Technology (1) infringe or misappropriate the intellectual property rights of any Person, (2) violate the rights of any Person or (3) constitute unfair competition or trade practices under the laws of the states of Washington or Oregon.

          (l) TRADE SECRET PROTECTION. Seller has taken reasonable measures to maintain the secrecy of Seller's confidential information and trade secrets of Seller associated with or related to the Acquired Assets (including the Transferred Technology) and Licensed Technology.

     5.12 LITIGATION. There is no action, suit or proceeding of any nature pending, or, to Seller's knowledge, threatened, against Seller, its properties or any of its officers or directors, or relating to the Business, the Acquired Assets or the Continuing Employees, nor, to the knowledge of Seller, is there any Basis therefor. There is no investigation pending or, to Seller's knowledge, threatened, against Seller, its properties or any of its officers or directors, relating to the Business, the Acquired Assets or the Continuing Employees (nor, to Seller's knowledge, is there any Basis therefor) by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of Seller to conduct the Business as presently or previously conducted. There are no judgments, orders, decrees, citations, fines or penalties heretofore assessed against Seller affecting the Business, the Acquired Assets or the Continuing Employees under any foreign, federal, state or local law.

     5.13 TAX RETURNS AND AUDITS.

          (a) Seller has prepared and filed all returns, estimates, information statements and reports ("RETURNS") relating to any and all Taxes concerning or attributable to the Business or the Acquired Assets which it is required to file and such Returns were true and accurate in all material respects and were completed in accordance with applicable law when filed.

          (b) To the extent a failure to do so would adversely impact Buyer, the Acquired Assets, Buyer's use of the Acquired Assets, or the Business, Seller has paid or withheld all Taxes it is required to pay or withhold.

          (c) To the extent a failure to do so would adversely impact Buyer, the Acquired Assets, Buyer's use of the Acquired Assets, or the Business, Seller has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against Seller.

          (d) To the extent relevant to the Acquired Assets, the Business or Buyer's use of the Acquired Assets, no audit or other examination of any Return of Seller is presently in progress, nor has Seller been notified in writing of any request for such an audit or other examination.

          (e) Except as specifically provided for herein, Seller does not have any liabilities for unpaid Taxes related to the Acquired Assets or the Business for which Buyer would become liable as a result of the transaction contemplated herein.

          (f) There are (and as of immediately following the Closing there will be) no Liens on the Acquired Assets of Seller relating to or attributable to Taxes. Seller has no knowledge of any Basis for the assertion of any claims which, if adversely determined, would result in a Lien or other encumbrance on the Acquired Assets or otherwise adversely effect Buyer or the Acquired Assets.

          (g) Seller shall be responsible for and pay all Taxes of Seller, its Affiliates, and the Acquired Assets arising at any time with respect to periods ending on or prior to the Signing Date, including the portion of real, personal or other property taxes attributable to such periods.

     5.14 POWER OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of Seller in respect of the Business or the Acquired Assets except as granted to Buyer hereunder.

     5.15 AFFILIATED TRANSACTIONS. No Affiliates of Seller, including any subsidiaries of Seller, own in whole or in any part any of the Acquired Assets.

     5.16 COMPLIANCE WITH LAWS. Seller has complied with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation with respect to the Acquired Assets or the conduct or operation of the Business, except where such violations would not have a material adverse effect on the Business or the ability of Buyer to fully utilize the Acquired Assets.

     5.17 WARRANTIES. No service provided by Seller or product sold, leased, distributed, licensed or delivered by Seller is subject to any guaranty, warranty, or other indemnity beyond Seller's applicable standard terms and conditions of sale or lease or provision of services or beyond that implied or imposed by applicable law.

     5.18 COMPLETE COPIES OF MATERIALS. Seller has delivered true and complete copies of each existing document that has been requested in writing by Buyer or its counsel.

     5.19 BULK TRANSFER LAWS. Seller represents that there are no current or past creditors of Seller to whom any law, rule or regulation requires the delivery of notice or from whom any form of consent is required in conjunction with undertaking the transactions contemplated by this Agreement.

     5.20 EMPLOYEE MATTERS.

          (a) SCHEDULE. SECTION 5.20(a) of the Disclosure Schedule contains an accurate and complete list and summary of each Employee Plan relating to the Continuing Employees. Seller does not have any plan or commitment to establish any new Employee Plan, to modify any Employee Plan or to adopt or enter into any Employee Plan or International Employee Plan.

          (b) EFFECT OF TRANSACTION. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Plan, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Continuing Employee by Buyer.

          (c) EMPLOYMENT MATTERS. Seller: (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to the Continuing Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Continuing Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and
(iv) is not liable for any arrears in payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Continuing Employees (other than routine payments to be made in the normal course of business and consistent with past practice), in each case, for which Buyer could become liable. There are no pending, or to Seller's knowledge, threatened, or reasonably anticipated claims or actions against Seller under any worker's compensation policy or long-term disability policy.

          (d) LABOR. No work stoppage or labor strike against Seller is pending, or to Seller's knowledge, threatened or reasonably anticipated. Seller does not know of any activities or proceedings of any labor union to organize any of its employees that may affect the Continuing Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to Seller's knowledge, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Continuing Employee, including charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material Liability to Seller. Neither Seller nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Except as set forth in SECTION 5.20(d) of the Disclosure Schedule, Seller is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to any of its employees that may affect the Continuing Employees and no collective bargaining agreement is being negotiated by Seller.

          (e) PENSION PLAN. Seller nor any ERISA Affiliate have ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code for which Buyer could become liable.

          (f) MULTIEMPLOYER AND MULTIPLE EMPLOYER PLANS. At no time has Seller or any ERISA Affiliate contributed to or been obligated to contribute to any Multiemployer Plan for which Buyer could become liable. Neither Seller, nor any ERISA Affiliate have at any time ever maintained, established, sponsored, participated in, or contributed to any multiple employer plan, or to any plan described in Section 413 of the Code for which Buyer could become liable.

          (g) NO POST-EMPLOYMENT OBLIGATIONS. Except as set forth on
SECTION 5.20(g) of the Disclosure Schedule, no Employee Plan provides, reflects or represents any Liability to provide retiree health to any person for any reason, except as may be required by COBRA or other applicable statute, and Seller has no obligation to any Continuing Employee (either individually or to Continuing Employees as a group) to provide any Continuing Employee retiree health, except to the extent required by COBRA.

          (h) INTERNATIONAL EMPLOYEE PLAN. Seller does not now, nor has it ever had the obligation to, maintain, establish, sponsor, participate in, or contribute to any International Employee Plan for which Buyer could become liable.

          (i) COMPLETE EMPLOYEE LIST. The employees listed on SECTION 5.20(i) of the Disclosure Schedule, comprise all of the employees of Seller performing services on behalf of the Business.

     5.21 ENVIRONMENTAL MATTERS.

          (a) HAZARDOUS MATERIAL. Seller has at no time: (i) operated any underground storage tanks at any of the Facilities, or (ii) released any amount of any substance at any of the Facilities that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "HAZARDOUS MATERIAL"). To Seller's knowledge, no Hazardous Materials are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Seller has at any time owned, operated, occupied or leased in connection with the Business.

          (b) PERMITS. Seller currently holds all environmental approvals, permits, licenses, clearances and consents (the "ENVIRONMENTAL PERMITS") necessary for the conduct of the Business.

          (c) ENVIRONMENTAL LIABILITIES. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the knowledge of Seller, threatened concerning any Environmental Permit or Hazardous Material of Seller relating to the Business. Seller has no knowledge of any fact or circumstance which could involve Seller in any environmental litigation or impose upon Seller any environmental Liability relating to the Business.

          (d) ENVIRONMENTAL REPORTS. Seller has not used any Hazardous Materials in the Facilities other than those contained in office and janitorial supplies used by Seller. Seller has delivered to Buyer or made available for inspection by Buyer and its agents, representatives and employees all records in Seller's possession of all environmental assessments of any Facility conducted at the request of, or otherwise in the possession of Seller. Seller has complied with all environmental disclosure obligations imposed by applicable law with respect to this transaction.

     5.22 SUFFICIENCY. Except as set forth in SECTION 5.22 of the Disclosure Schedule, the Acquired Assets, the Excluded Assets and the Licensed Technology comprise all of the assets, properties and rights of every type and description (other than real property and the services provided to Buyer under the Transitional Services Agreement) used or developed by Seller and related to the Business and which are necessary to the operation of the Business by Buyer following the Closing in substantially the same manner as currently operated by Seller.

     5.23 INSURANCE. Seller currently maintains, and as of the Closing Date will maintain, valid insurance policies, which policies provide adequate coverage, both in terms of scope and amount of coverage, for Seller and the Business and the operations conducted by the Business. There are no pending material claims against such insurance by Seller and the Business. In addition, there exist no material claims under such insurance that have not been properly filed by Seller and the Business. During the past 24 months, each of Seller and the Business has not been refused any insurance coverage by any insurer from which Seller and the Business has sought coverage.

     5.24 FINANCIAL STATEMENTS. SECTION 5.24 of the Disclosure Schedule contains a true, correct and complete copy of Seller's unaudited partial balance sheet for the Business as of August 31, 2001 (the "BALANCE SHEET"), and the related unaudited partial statement of income for the eight (8) month period ended August 31, 2001 (the "INCOME STATEMENT"). The Balance Sheet includes the assets and liabilities of the Business, which are complete and correct in all material respects and have been prepared in accordance with GAAP (except for notes that may be required by GAAP and subject to normal year-end audit adjustments consistent with past practices). The Income Statement is complete and correct in all material respects and has been prepared in accordance with GAAP, consistently applied (except for notes that may be required by GAAP and subject to normal year-end audit adjustments consistent with past practices). The Financial Statements present fairly the financial condition and operating results of Seller related to the Business as of August 31, 2001 and for the eight (8) month period then ended.

     5.25 NO UNDISCLOSED LIABILITIES. Except as set forth in SECTION 5.25 of the Disclosure Schedule, neither Seller nor the Business has incurred any Liability, indebtedness, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP) relating to the Business (and to Seller's knowledge, there is no Basis for any present or future action, suit or proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them or the Business giving rise to any Liability), which (i) has not been fully accrued or reserved against in the Balance Sheet, or (ii) has arisen since the date of the Balance Sheet in the ordinary course of business and consistent with past practices that does not exceed $10,000 in any single case or $25,000 in the aggregate.

     5.26 ABSENCE OF CHANGES. Since the date of the Balance Sheet and through the Signing Date, there has not been, occurred or arisen any:

          (a) event, condition, change or state of facts of any character that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or results of operations of Seller relating to the Business;

          (b) transaction by Seller with respect to the Business except in the ordinary course of business and consistent with past practices;

          (c) capital expenditure or capital commitment by Seller with respect to the Business, in an amount in excess of $10,000 (in any one case) or $25,000 (in the aggregate);

          (d) destruction of, damage to or loss of any material assets, business or customer of Seller with respect to the Business (individually or in the aggregate and whether or not covered by insurance);

          (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action relating to the Business;

          (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) of Seller;

          (g) revaluation by Seller of any of the assets related to the Business;

          (h) increase (whether in cash, stock or property) in the salary or other compensation payable or to become payable by Seller to any Continuing Employee, or (whether in cash, stock or property) the declaration, payment or commitment or obligation of any kind for the payment by Seller of a bonus or other additional salary or compensation to any such Continuing Employee;

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          (i) any agreement, contract, covenant, instrument, lease, license or commitment related to the Business or by which Seller, the Business or any Acquired Assets is bound or any termination, extension, amendment or modification of the terms of any agreement, contract, covenant, instrument, lease, license or commitment related to the Business or by which Seller, the Business or any Acquired Assets is bound;

          (j) any agreement with any Person, other than Buyer, providing for the possible acquisition, transfer or disposition (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) of the Business;

          (k) sale, lease or other disposition of any of the assets or properties related to the Business, or any creation of any Lien in such assets or properties other than in the ordinary course of business consistent with past practice;

          (l) waiver or release of any right or claim related to the Business, including any write-off or other compromise of any account receivable related to or the Business;

          (m) the commencement or notice or, to Seller's knowledge, threat or Basis therefor of commencement of any lawsuit or, to Seller's knowledge, proceeding or investigation against Seller, any officer or director of Seller (by reason of such Person's status as an officer or director of Seller) or their affairs which relates to the Business;

          (n) change in pricing charged by Seller to its Customers;

          (o) hiring or firing of any employee performing services for Seller primarily related to the Business; or

          (p) negotiation or agreement by Seller or any officer or employee of Seller to do any of the things described in the preceding clauses (a) through
(o) (other than negotiations with Buyer and its representatives regarding the transactions contemplated by this Agreement).

     5.27 ACCOUNTS RECEIVABLE.

          (a) Seller has made available to Buyer a list of all accounts receivable of Seller relating to the Business ("ACCOUNTS RECEIVABLE") as of September 30, 2001 along with a range of days elapsed since invoice.

          (b) All Accounts Receivable of Seller arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied and, to Seller's knowledge, are collectible except to the extent of reserves therefor set forth in the Balance Sheet or as set forth on SECTION 5.27 of the Disclosure Schedule. No Person has any Lien on any of such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

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     5.28 ADEQUATE RESOURCES. Seller has adequate financial resources to discharge its obligations set forth in this Agreement and the Related
Agreements.

     5.29 BROKERS. There is no investment banker, broker, finder or other intermediary which has been retained by Seller or is authorized to act on behalf of Seller or any of its Affiliates who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement for which Buyer could become liable.

                                    ARTICLE 6

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller as follows:

     6.1 ADEQUATE RESOURCES. Buyer has adequate financial resources to discharge its obligations set forth in this Agreement and the Related Agreements.

     6.2 AUTHORITY. Buyer has all requisite power and authority to enter into, execute and deliver this Agreement and the Related Agreements to which it is a party and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, and the Related Agreements to which it is a party, the performance of its obligations under this Agreement and such Related Agreements, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer, and no further action is required on the part of Buyer or any of its stockholders to authorize this Agreement or the Related Agreements to which it is a party or the transactions contemplated hereby or thereby. This Agreement and the Related Agreement to which Buyer is a party have been duly executed and delivered by Buyer and constitute the legal, valid and binding obligations of Buyer, enforceable in accordance with their respective terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies.

     6.3 ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which it would conduct the Business as of the Control Date.

     6.4 CONSENTS. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party (other than the notice required by the Public Utilities Commission of the State of Oregon, the waiver of the "slamming" rules required by the Public Utilities Commission of the State of Washington and the notice requirement to the Customers in the States of Washington and Oregon specified by the FCC, 47 CFR 64.1120(e), with respect to interstate services), is required by or with respect to Buyer in connection with the

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execution and delivery of this Agreement or the Related Agreements or the consummation of the transactions contemplated hereby and thereby.

     6.5  NO CONFLICT.

          (a) The execution and delivery by Buyer of this Agreement and the Related Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not create a Conflict with:
(i) any provision of the certificate of incorporation or bylaws of Buyer;
(ii) any mortgage, indenture, lease, Contract or other agreement or instrument, permit, concession, franchise or license to which Buyer or any of its properties or assets (including intangible assets) is subject; or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or any of its properties or assets (tangible and intangible).

          (b) The execution and delivery of this Agreement by Buyer and any Related Agreement to which Buyer is a party do not, and the consummation of the transactions contemplated hereby and thereby, will not, require any notice under any agreement, Contract, lease, license, instrument or other arrangement to which Buyer is a party or by which Buyer is bound.

     6.6 BUYER PARENT FINANCIAL STATEMENTS. Buyer has delivered to Seller a true, correct and complete copy of the unaudited balance sheet as of August 31, 2001 (the "BUYER PARENT BALANCE SHEET"), and the related unaudited statement of income for the eight (8) month period ended August 31, 2001 of Buyer Parent (the "BUYER PARENT INCOME STATEMENT"). The Buyer Parent Balance Sheet includes the assets and liabilities of Buyer Parent, which are complete and correct in all material respects and have been prepared in accordance with GAAP (except for notes that may be required by GAAP and subject to normal year-end audit adjustments consistent with past practices). The Buyer Parent Income Statement is complete and correct and has been prepared in accordance with GAAP, consistently applied (except for notes that may be required by GAAP and subject to normal year-end audit adjustments consistent with past practices). The Buyer Parent Balance Sheet and Buyer Parent Income Statement present fairly the financial condition and operating results of Buyer Parent as of August 31, 2001 and for the eight (8) month period then ended. Substantially all of the assets reflected in the Buyer Parent Balance Sheet are owned by Buyer or its subsidiaries. Since the Buyer Parent Balance Sheet and through the Signing Date, there has not been any event, condition, change or state of facts of any character that, individually or in the aggregate, has had or could be reasonably expected to have a material adverse effect on the financial condition of Buyer.

     6.7  NO LIQUIDATION, INSOLVENCY, WINDING-UP.

          (a) No order has been made or petition presented, or resolution passed for the winding-up or liquidation of Buyer and there is not outstanding:

               (i) any petition or order for the winding-up of Buyer;

              (ii) any appointment of a receiver over the whole or part of the assets of Buyer;

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             (iii) any petition or order for administration of Buyer under any federal or state bankruptcy, insolvency or similar law;

              (iv) any voluntary arrangement between Buyer and any of its creditors under any federal or state bankruptcy, insolvency or similar law; nor

               (v) any distress or execution or other process levied in respect of Buyer which remains undischarged.

          (b) To Buyer's knowledge, there are no circumstances which would entitle any Person to present a petition for the winding-up or administration of Buyer or to appoint a receiver over the whole or any part of the undertaking or assets of Buyer.

          (c) Buyer is not deemed unable to pay its debts within the meaning of applicable law.

          (d) The operations of Buyer have not been terminated.

     6.8 LITIGATION. There is no material action, suit or proceeding of any nature pending, or, to Buyer's knowledge, threatened, against Buyer, its properties or any of its officers or directors, nor, to the knowledge of Buyer, is there any Basis therefor. There is no material investigation pending or, to Buyer's knowledge, threatened, against Buyer, its properties or any of its officers or directors (nor, to Buyer's knowledge, is there any Basis therefor) by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of Buyer to conduct its business as presently conducted. There are no material judgments, orders, decrees, citations, fines or penalties heretofore assessed against Buyer affecting its business under any foreign, federal, state or local law.

     6.9 BROKERS. There is no investment banker, broker, finder or other intermediary which has been retained by Buyer or is authorized to act on behalf of Buyer or any of its Affiliates (including Daniels & Associates) who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement for which Seller could become liable.

                                    ARTICLE 7

                            COVENANTS AND AGREEMENTS

     7.1 ACCESS. During the period commencing on the Signing Date and continuing through the Closing Date, Seller, upon reasonable prior notice from Buyer to Seller, will (a) afford to Buyer and its representatives, at all reasonable times during normal business hours, full and complete access to Seller's personnel, professional advisors, properties, contracts, Books and Records, and other documents and data, (b) furnish Buyer and its representatives with copies of all such Contracts, Books and Records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and its representatives, at Buyer's expense, with such additional financial

(including Returns and supporting documentation), operating, and other data and information as Buyer may reasonably request, in each case under clauses (a) through (c) above relating to the Business. No information or knowledge obtained in any investigation pursuant to this SECTION 7.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties hereto to consummate the transactions contemplated hereby.

     7.2 OPERATION OF THE BUSINESS OF SELLER. Between the Control Date and the Closing Date (if the Control Date occurs prior to the Closing Date), unless otherwise instructed in writing by Buyer, Seller will:

          (a) operate and maintain the Acquired Assets at the sole direction of Buyer's designated representative, who shall initially be Donald Hamilton, but who may be changed by written notice delivered to Seller pursuant to
SECTION 11.1;

          (b) provide a line item invoice to Buyer within ten (10) days following the end of every calendar month setting forth in detail the Managed Revenue, the Costs and the Cost of Goods Sold for such calendar month, which invoice shall be delivered to the attention of Buyer's controller and (i) if the Managed Revenue for such calendar month exceeds the sum of the Costs and Cost of Goods Sold for such calendar month, shall be accompanied by payment for such excess, or (ii) if the sum of the Costs and Cost of Goods Sold for such calendar month exceeds the Managed Revenue for such calendar month, Buyer shall make payment of such excess to Seller within 15 days from the date of such invoice, subject to SECTION 7.17 (it being understood by the parties that this SECTION 7.2(b) shall not be effective during the Term, as defined in the Transitional Services Agreement, of the Transitional Services Agreement);

          (c) pay the debts and Taxes of Seller related to the Business when due;

          (d) pay or perform all other obligations of Seller related to the Business when due;

          (e) not modify in any way, the compensation or benefits of any Continuing Employee;

          (f) use commercially reasonable efforts to maintain the relations and goodwill with the suppliers, Customers, distributors, licensors, licensees, landlords, trade creditors, agents, and others having business relationships with Seller relating to the Business, with the goal of preserving unimpaired the goodwill and ongoing business of Seller and related to the Business as of the Closing; and

          (g) deposit any payments from Customers or other third parties received by Seller and its Affiliates related to the Acquired Assets or the operation of the Business (to the extent such payments relate to periods on or after the Control Date), together with any amounts received by Seller with respect to carrier access billings earned after the Control Date (it being understood for all purposes herein that if the amounts received with respect to carrier access billings are earned in part before the Control Date and on and after the Control Date, such amounts shall be prorated based on the number of days in each such period) related to the Business, into a separate bank account in the name of Seller held at Wachovia Bank (such payments, and the interest thereon, the "MANAGED REVENUE");

PROVIDED, HOWEVER, that notwithstanding Seller's obligations in SECTION 7.2(a), Seller shall not have to comply with Buyer's direction if such direction would violate any applicable law, regulation or order of a Governmental Entity. In addition, notwithstanding anything contained in this Agreement to the contrary, any action taken by Seller pursuant to the direction of Buyer in accordance with
SECTION 7.2(a) shall not (i) cause there to be any breach by Seller of any of its representations or warranties contained in this Agreement or (ii) be deemed to cause a breach of any covenant of Seller contained in this Agreement, including the provisions of SECTION 7.3.

     7.3 CONDUCT PRIOR TO CLOSING. Except as otherwise expressly permitted by this Agreement (including any action taken by Seller at the direction of Buyer or its designee pursuant to SECTION 7.2(a)), between the Signing Date and the Closing Date, Seller will not take any action, or fail to take any action within its reasonable control, which action or inaction would cause any of the matters or events set forth in SECTION 5.26(a) through 5.26(n) to occur. In addition, except in accordance with SECTION 7.2(a), without the prior written consent of Buyer, Seller will not:

          (a) take any action which would impair, detract or otherwise harm the Acquired Assets;

          (b) buy, or enter into any inbound license agreement with respect to, Third Party Technology or the intellectual property rights of any third party to be incorporated in or used in connection with the Business or sell, lease or otherwise transfer or dispose of, or enter into any outbound license agreement with respect to, any of the Acquired Assets or Licensed Technology with any third party;

          (c) propose or enter into a Contract with any person, other than Buyer, providing for the possible acquisition, transfer or disposition (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) of any of the Acquired Assets, other than with respect to the period between the Signing Date and the Control Date, in the ordinary course of business, consistent with past practices;

          (d) enter into any Contract relating to (i) the sale or distribution of any product or the provision of any service by Seller related to the Business or (ii) any of the Acquired Assets, other than with respect to the period between the Signing Date and the Control Date, in the ordinary course of business, consistent with past practices;

          (e) change pricing charged to Customers;

          (f) enter into any strategic arrangement or relationship, development or joint marketing arrangement or agreement relating to the Business;

          (g) enter into an Employment Agreement, fire without cause or give notice of termination without cause to, or transfer or make any offer of transfer to, any Continuing Employee;

          (h) change, increase or amend the rate of remuneration or amount of bonuses or other benefits (including any equity-based remuneration (whether payable in cash, equity or otherwise), bonus or other benefit) or any other terms of employment of any Continuing Employee;

          (i) amend or modify, or violate the terms of, any of the Transferred Contracts, Consent Required Contracts or Non-Transferred Contracts;

          (j) revalue any of the Acquired Assets, including writing down the value of Inventory;

          (k) commence or settle any Actions or Proceedings or obtain any releases of threatened Actions or Proceedings involving or relating to the Business other than the Actions or Proceedings set forth on SCHEDULE 7.3(k);

          (l) remove any tangible asset (that would otherwise constitute a Tangible Asset but for the fact that it was removed) used in or necessary to the Business permanently from the Facilities or from the possession or control of a Continuing Employee;

          (m) enter into Contracts with customers in the Restricted Territory, except in accordance with SECTION 7.2(a);

          (n) take any action, or fail to take any action, which would result in any of the representations and warranties set forth in ARTICLE 5 not being true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date or to be in breach of any covenant or agreement contained in this Agreement; or

          (o) take, or agree in writing or otherwise to take, any of the actions described in SECTIONS 7.3(a) through (n) above, or any other action that would prevent Seller from performing or cause Seller not to perform its covenants hereunder.

     7.4 CONFIDENTIALITY. Each of the parties hereto hereby agrees that the information obtained in any investigation pursuant to SECTION 7.1 hereof, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, shall be governed by the terms of the Non-Disclosure Agreement. Notwithstanding anything in the immediately preceding sentence to the contrary, the parties agree that this Agreement shall supersede the Non-Disclosure Agreement to the extent that the the terms of this Agreement or the transactions contemplated hereby are inconsistent or conflict with the terms of the Non-Disclosure Agreement.

     7.5 OTHER AGREEMENTS. The parties hereto shall, on the Signing Date, enter into each of the Related Agreements to which they are designated a party.

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     7.6  NOTIFICATION OF CERTAIN MATTERS. Each party shall give prompt notice to the other party of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate at or prior to the Closing, and (b) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this SECTION 7.6 shall not (i) limit or otherwise affect any remedies available to the party receiving such notice or (ii) constitute an acknowledgment or admission of a breach of this Agreement. No disclosure by such party pursuant to this SECTION 7.6, however, shall be deemed to amend or supplement the Disclosure Schedule or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

     7.7 ASSIGNMENT OF CONTRACTS AND FEES. Prior to the Closing, Seller shall use its commercially reasonable efforts to obtain, at its sole cost and expense, the consents, waivers and approvals required for the purpose of assigning, conveying and transferring to Buyer all right, title and interest in and to, and all obligations and liabilities under, each Transferred Contract. Buyer agrees to use its commercially reasonable efforts to assist Seller in attempting to obtain any such consents, waivers and approvals. In connection with obtaining the consents, waivers and approvals contemplated in this SECTION 7.7, Seller shall not consent to any modification of any Transferred Contract without the prior written consent of Buyer, except pursuant to the instruction of Buyer in accordance with SECTION 7.2(a).

     7.8 LEASE ASSIGNMENT. Prior to the Closing, Seller shall use its commercially reasonable efforts (including seeking declaratory relief, if necessary, as specified in the Assigned Lease) to obtain all consents, waivers and approvals required in connection with the Lease Assignment. Buyer agrees to use its commercially reasonable efforts (which, for avoidance of doubt, will not include the payment of any consent or other fees to obtain any consent, waiver or approval required in connection with the Lease Assignment) to assist Seller in attempting to obtain any such consents, waivers and approvals.

     7.9 PUBLIC DISCLOSURE. Except as required by law, including the filing of any reports required under applicable securities laws, no party shall issue any statement or communication to any third party (other than their respective agents) regarding the subject matter of this Agreement or the transactions contemplated hereby, including, if applicable, the termination of this Agreement and the reasons therefor, without the consent of the other party, which consent shall not be unreasonably withheld.

     7.10 USE OF CONFIDENTIAL INFORMATION. Notwithstanding anything to the contrary contained herein or in any other agreement of Seller, including any agreement between Seller and any employee of Seller, should the Closing occur, Buyer shall have the unrestricted, sublicensable and transferable right, and Seller hereby consents to such rights of Buyer, to use, disclose and exploit in any manner and without restriction any and all confidential information related to, used in or necessary for the operation of the Business disclosed to, or learned by, Buyer in connection with the transactions contemplated hereby, disclosed by or embodied in any of the Acquired Assets. To the extent that any Continuing Employee hired by Buyer may be bound by any agreement or policy of Seller that would in any way limit or restrict the rights of Buyer to such confidential information hereunder, Seller shall not assert, enforce or otherwise exercise its rights under such agreement or policy against any Continuing Employee or Buyer; PROVIDED, HOWEVER, that Seller will not be required to waive its rights under such agreements or policies with respect to confidential information unrelated to the Business or the Acquired Assets, except with respect to Residual Knowledge of such Continuing Employees.

     7.11 REASONABLE EFFORTS. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement. In furtherance of the foregoing, the parties agree to cooperate to provide all notices required by all applicable regulatory authorities in connection with this Agreement or the consummation of the transactions contemplated by this Agreement, including all notices to Customers; PROVIDED that no party shall deliver any such notice without the written consent of the other party.

     7.12 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     7.13 CALEA COMPLIANCE AND LAW ENFORCEMENT TRAP AND TRACE, PEN REGISTER, AND OTHER INFORMATION SUBPOENAS AND ORDERS. Seller shall be in compliance with CALEA, subject to blanket and individual waivers, for all services provided to Buyer and the Customers at all times following the Signing Date. Following the Signing Date, Seller shall also provide and cooperate with Buyer in providing all trap and trace, pen register and other information in response to subpoenas and court and regulatory orders directing obtaining and disclosing information to law enforcement agencies, where Seller's cooperation or participation is reasonably necessary to comply.

     7.14 TAX MATTERS. To the extent relevant to the Acquired Assets or the Business, Seller shall (a) provide Buyer with such assistance as may reasonably be required in connection with the preparation of any Return and the conduct of any audit or other examination by any taxing authority or in connection with judicial or administrative proceedings relating to any Liability for Taxes and
(b) retain and provide Buyer, at Buyer's expense, with all records or other information that may be relevant to the preparation of any Returns, or the conduct of any audit or examination, or other tax proceeding. Seller shall retain for a period of six (6) years after the Closing all relevant documents, including prior year's Returns, supporting work schedules and other records or information that may

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be relevant to such Returns and shall not destroy or otherwise dispose of any such records without the prior written consent of Buyer.

     7.15 BUSINESS FILINGS. Seller shall take all actions to comply with applicable regulatory and tax reporting obligations and pay any applicable fees, surcharges and taxes associated with the operation of the Acquired Assets up to and including the Closing Date.

     7.16 INSURANCE CLAIMS. Following the Signing Date, Seller will maintain, and use its reasonable best efforts to pursue claims under any applicable, insurance policies covering the Acquired Assets at the request and expense (other than the cost of any applicable insurance premiums, which shall be paid by Seller) of Buyer with respect to matters relating to the ownership, use or operation of the Acquired Assets prior to the Closing Date and, at the Closing, will remit to Buyer any amounts recovered with respect to such claims, as they may relate to the Acquired Assets.

     7.17 AUDIT RIGHTS. The parties shall reasonably agree on a process and procedure for Buyer to conduct internal audits and to make adjustments to charges as a result of the discovery of errors or omissions in charges made by Seller pursuant to SECTION 7.2(b), as well as a true-up of amounts owed. In the event of a billing dispute between the parties pursuant to SECTION 7.2(b), which cannot be resolved by the parties after good faith negotiation, the parties shall follow the dispute resolution procedures set forth in SECTION 9.5. So long as a billing dispute is in dispute resolution a party shall not be declared in default of its payment obligation with respect to such disputed amount so long as such party has paid all amounts that are not in dispute.

     7.18 NOTICE TO THE ESCROW AGENT. Buyer and Seller agree to deliver notice of the Closing to the Escrow Agent at least one (1) business day prior to the Closing.

     7.19 CERTAIN CUSTOMERS. Notwithstanding anything contained herein to the contrary, prior to the Closing, Buyer shall inform Seller whether or not Buyer shall assume Seller's rights and obligations with respect to (i) those Contracts for web-hosting, domain registration and e-mail services with the approximately 53 e-business Customers enrolled by Netlever, (ii) those Customers with billing addresses outside of the Restricted Territory, and (iii) those Customers with service locations outside of the Restricted Territory, and if Buyer so wishes to assume Seller's rights and obligations with respect to clauses (i), (ii) and
(iii), it shall be deemed an Acquired Asset and Assumed Liability, and if Buyer does not so wish to assume Seller's rights and obligations with respect to clauses (i), (ii) and (iii) above, it shall be deemed an Excluded Asset and Excluded Liability.

                                    ARTICLE 8

                            CONDITIONS TO THE CLOSING

     8.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of Buyer and Seller to effect the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing, of the following conditions:

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          (a) NO ORDER. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting the consummation of the transactions contemplated hereby.

          (b) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect, nor shall any proceeding brought by a Governmental Entity be seeking to restrain or prohibit any of the foregoing be pending.

          (c) THIRD PARTY CONSENTS. Seller shall have received the consents, waivers and approvals identified on SCHEDULE 8.1(c)(i) and Buyer and Seller shall have received the consents, waivers and approvals identified on
SCHEDULE 8.1(c)(ii).

     8.2 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF BUYER. The obligation of Buyer to effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Buyer:

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS.

               (i) The representations and warranties of Seller in this Agreement shall have been true and correct on the Signing Date (other than representations or warranties that are given or made as of another date, which representations or warranties shall have been true and correct on such date) and shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such date, except where the failure to be so true and correct on the Closing Date (either individually or in the aggregate) would not have a material adverse effect (when compared with the business, condition (financial or otherwise) or results of operations as represented or warranted by Seller to Buyer hereunder on the Signing Date) on the business, condition (financial or otherwise) or results of operations of Seller related to the Business or the Acquired Assets; PROVIDED that, for purposes of determining whether there shall be any such material adverse effect on the business, condition (financial or otherwise) or results of operation of Seller relating to the Business pursuant to this SECTION 8.2(a) and the Seller Certificate of Officer delivered to Buyer pursuant to SECTION 8.2(b), there shall be disregarded (A) any adverse change resulting from or relating to general business or economic conditions that do not disproportionately affect the Business, (B) any adverse change resulting from or relating to conditions generally affecting the industry in which the Business competes that do not disproportionately affect the Business, (C) any adverse change resulting from or relating to the disclosure of the transactions contemplated by this Agreement to any Customers or suppliers of Seller, (D) any adverse change resulting from the operation of the Acquired Assets by Seller in accordance with SECTION 7.2(a) and
(E) any qualifications to the representations and warranties made or given by Seller by words or phrases such as "material adverse effect", "material", "materially" or similar words or phrases.

              (ii) Seller shall have performed and complied in all material respects with all covenants, obligations and other agreements under this Agreement required to be performed and complied with by Seller as of or prior to the Closing; PROVIDED that Seller shall not have failed to perform its obligations set forth in SECTION 7.2(a) in any respect.

          (b) SELLER CERTIFICATE OF OFFICER. Buyer shall have received a certificate dated the Closing Date, validly executed by a duly authorized officer of Seller for and on its behalf, to the effect that:

               (i) all representations and warranties made by Seller in this Agreement were true and correct as of the Signing Date (other than the representations or warranties of Seller that were given or made as of another date, which representations and warranties were true and correct as of such date) and are true and correct on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, except where the failure to be so true and correct on the Closing Date (either individually or in the aggregate) would not have a material adverse effect (when compared with the business, condition (financial or otherwise) or results of operations of Seller related to the Business or the Acquired Assets as represented or warranted by Seller to Buyer hereunder on the Signing Date) on the business, condition (financial or otherwise) or results of operations of Seller relating to the Business or the Acquired Assets;

              (ii) all covenants, obligations and other agreements under this Agreement required to be performed and complied with by Seller as of or prior to the Closing have been so performed and complied with in all material respects, provided that Seller shall not have failed to perform its obligations set forth in SECTION 7.2(a); and

             (iii) the conditions to the obligations of Seller set forth in this SECTION 8.2 have been satisfied.

          (c) GOVERNMENTAL APPROVAL. Approvals and/or waivers from any court, administrative agency, commission, or other federal, state, county, local or other foreign governmental authority, instrumentality, agency, or commission required by law, regulator or otherwise deemed appropriate or necessary by Buyer shall have been timely obtained.

          (d) LITIGATION. There shall be no material Action or Proceeding of any nature pending or threatened against (i) Seller, its properties or any of its officers or directors arising out of, or in any way connected with, the transactions contemplated hereby, or (ii) the Business, the Products, the Acquired Assets or the Continuing Employees.

          (e) THIRD PARTY CONSENTS. Buyer shall have received the Consents identified on SCHEDULE 8.2(e).

          (f) RELEASE OF LIENS. Buyer shall have received from Seller a duly and validly executed copy of all agreements, instruments, certificates and other documents, in form and

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substance reasonably satisfactory to Buyer, that are necessary or appropriate to evidence the release of all Liens identified on SCHEDULE 8.2(f).

          (g) SELLER CERTIFICATE OF SECRETARY. Buyer shall have received a certificate, validly executed by the Secretary of Seller, certifying to (i) the effectiveness of the certificate of incorporation and the bylaws of Seller, and
(ii) the valid adoption of resolutions of the Board of Directors of Seller approving this Agreement and the consummation of the transactions contemplated hereby and setting forth therein true and complete copies of such certificate of incorporation, bylaws and resolutions.

          (h) COLLATERAL AGREEMENTS. Seller shall have delivered to Buyer executed copies of the Collateral Agreements.

          (i) DELIVERIES. Buyer shall have received the items set forth in
SECTION 3.5.

     8.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller to consummate and effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Seller:

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS.

               (i) The representations and warranties of Buyer in this Agreement shall have been true and correct on the Signing Date (other than representations or warranties that are given or made as of another date, which representations or warranties shall have been true and correct on such date) and shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such date, except where the failure to be so true and correct on the Closing Date (either individually or in the aggregate) would not have a material adverse effect (when compared with the business, condition (financial or otherwise) or results of operations of Buyer as represented or warranted to Seller by Buyer hereunder on the Signing Date) on the business, condition (financial or otherwise) or results of operations of Buyer; PROVIDED that, for purposes of determining whether there shall have been any such material adverse effect on the business, condition (financial or otherwise) or results of operation of Buyer pursuant to this SECTION 8.3(a) and the Buyer Certificate of Officer delivered to Seller pursuant to SECTION 8.3(b), there shall be disregarded (A) any adverse change resulting from or relating to general business or economic conditions that do not disproportionately affect Buyer, (B) any adverse change resulting from or relating to conditions generally affecting the industry in which Buyer competes that do not disproportionately affect Buyer, (C) any adverse change resulting from or relating to the disclosure of the transactions contemplated by this Agreement to any Customers or suppliers of Buyer and (D) any qualifications to the representations and warranties made or given by Seller by words or phrases such as "material adverse effect", "material", "materially" or similar words or phrases.

              (ii) Buyer shall have performed and complied in all material respects with all covenants, obligations and other agreements under this Agreement required to be performed and complied with by Buyer as of or prior to the Closing.

          (b) BUYER CERTIFICATE OF OFFICER. Seller shall have received a certificate dated the Closing Date, validly executed by a duly authorized officer of Buyer for and on its behalf, to the effect that:

               (i) all representations and warranties made by Buyer in this Agreement were true and correct as of the Signing Date (other than the representations or warranties of Buyer that were given or made as of another date, which representations and warranties were true and correct as of such date) and are true and correct on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, except where the failure to be so true and correct on the Closing Date (either individually or in the aggregate) would not have a material adverse effect (when compared with the business, condition (financial or otherwise) or results of operations of Buyer as represented or warranted by Buyer to Seller hereunder on the Signing Date) on the business, condition (financial or otherwise) or results of operations of Buyer;

              (ii) all covenants and obligations under this Agreement to be performed by Buyer on or before the Closing have been so performed in all material respects; and

             (iii) the conditions to the obligations of Buyer set forth in this SECTION 8.3 have been satisfied.

          (c) BUYER CERTIFICATE OF SECRETARY. Seller shall have received a certificate, validly executed by the Secretary of Buyer, certifying to (i) the effectiveness of the certificate of incorporation and the bylaws of Buyer, and
(ii) the valid adoption of resolutions of the Board of Directors of Buyer approving this Agreement and the consummation of the transactions contemplated hereby and setting forth therein true and complete copies of such certificate of incorporation, bylaws and resolutions.

          (d) DELIVERIES. Seller shall have received the items set forth in
SECTION 3.6.

          (e) GOVERNMENTAL APPROVAL. Approvals and/or waivers from any court, administrative agency, commission, or other federal, state, county, local or other foreign governmental authority, instrumentality, agency, or commission required by law, regulator or otherwise deemed appropriate or necessary by Seller shall have been timely obtained.

          (f) LITIGATION. There shall be no material Action or Proceeding of any nature pending against Buyer, its properties or any of its officers or directors arising out of, or in any way connected with, the transactions contemplated hereby.

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                                    ARTICLE 9

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All of the representations and warranties of Seller contained in this Agreement, or in any certificate or other instrument delivered by Seller pursuant to this Agreement (except for those representations and warranties of Seller contained in SECTIONS 5.2, 5.8(b), 5.8(d), 5.13 and 5.29), shall survive the Closing Date and continue in full force and effect until the date of the termination of the Transitional Services Agreement (the "TERMINATION DATE"). The representations and warranties of Seller contained in SECTIONS 5.2, 5.8(b), 5.8(d) and 5.29 shall survive the Closing Date and continue in full force and effect indefinitely. The representations and warranties of Seller contained in
SECTION 5.13 shall survive until the expiration of the applicable statutory period of limitations. The representations and warranties of Buyer contained in this Agreement, or in any certificate or other instrument delivered by Buyer pursuant to this Agreement (except for those representations and warranties of Buyer contained in SECTIONS 6.2 and 6.9), shall survive the Closing Date and continue in full force and effect until the Termination Date. The representations and warranties of Buyer contained in SECTIONS 6.2 and 6.9 shall survive the Closing Date and continue in full force and effect indefinitely.

     9.2 SELLER INDEMNIFICATION. Seller shall indemnify and hold Buyer and its officers, directors, and Affiliates (the "INDEMNIFIED BUYER PARTIES") harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense (hereinafter individually a "LOSS" and collectively "LOSSES") incurred or sustained by the Indemnified Buyer Parties, or any of them, directly or indirectly, as a result of (a) any breach or inaccuracy of any certificate, instrument, or other document delivered by Seller pursuant to this Agreement or breach or inaccuracy of a representation or warranty of Seller contained in this Agreement, (b) any failure by Seller to perform or comply with any covenant applicable to it contained in this Agreement, (c) any brokerage or finders' fees or agents' commission or similar charges owed by Seller, (d) Seller's failure to pay or discharge any Excluded Liability, including any Liability (other than the Assumed Liabilities) arising from or relating to Seller's operations prior to the Control Date, (e) any breach by Seller of the Related Agreements or (f) any termination of service by a Customer prior to the termination date in such Customer's agreement with Seller as a result of an invalid LOA.

     9.3 BUYER INDEMNIFICATION. Buyer agrees to indemnify and hold Seller and its officers, directors, and Affiliates (the "INDEMNIFIED SELLER PARTIES" and, together with the Indemnified Buyer Parties, the "INDEMNIFIED PARTIES"), harmless against all Losses incurred or sustained by the Indemnified Seller Parties, or any of them, directly or indirectly, as a result of (a) any breach or inaccuracy of any certificate, instrument, or other document delivered by Buyer pursuant to this Agreement or breach or inaccuracy of a representation or warranty of Buyer contained in this Agreement, (b) any failure by Buyer to perform or comply with any covenant applicable to it contained in this Agreement, (c) any brokerage or finders' fees or agents' commission or similar charges owed by Buyer, (d) Buyer's failure to pay or discharge any Assumed Liability, (e) any

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breach by Buyer of the Related Agreements, or (f) the ownership of the Acquired
Assets and operation of the Business by Seller on or after the Control Date (other than those Losses arising from a breach of Seller's obligations under SECTION 7.2(a), 7.2(b), 7.2(g) or 7.3).

     9.4 INDEMNIFICATION PROCEDURE. An Indemnified Party seeking indemnification shall deliver an Officer's Certificate to the party from whom indemnification is sought (the "INDEMNIFYING PARTY"). An Indemnifying Party may object to such claim by written notice to such Indemnified Party specifying the Basis for the Indemnifying Party's objection, within 30 days following receipt by the Indemnifying Party of notice from such Indemnified Party regarding such claim. If no objection is made, the Indemnifying Party shall promptly pay the claim.

     9.5  RESOLUTION OF CONFLICTS; ARBITRATION.

          (a) In case the Indemnifying Party shall object in writing to any claim or claims made in any Officer's Certificate to recover Losses within 30 days after delivery of such Officer's Certificate, Seller and Buyer shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If Seller and Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and the Indemnifying Party shall promptly pay to the Indemnified Party the amount of the claim agreed upon, if any.

          (b) If no such agreement can be reached after good faith negotiation and prior to 60 days after delivery of an Officer's Certificate, Buyer or Seller may demand arbitration of the matter unless the amount of the Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration, and in either such event, the matter shall be settled by arbitration conducted by one (1) arbitrator who shall initially be Rich Busch (the "PRIMARY ARBITRATOR"). The Primary Arbitrator may be changed at any time by the mutual written agreement of the parties.

          (c) Notwithstanding anything in SECTION 9.5(b) to the contrary, in the event the disputed amount of claim or claims made in any Officer's Certificate to recover Losses exceeds $75,000, a panel of three (3) arbitrators shall be selected to resolve the dispute. The three (3) arbitrator panel (the "PANEL") shall consist of the Primary Arbitrator and two (2) additional arbitrators to be selected by the Parties in accordance with the selection procedures set forth under the Commercial Arbitration rules then in effect of the American Arbitration Association. Any additional arbitrator(s) selected by the Parties shall be either (i) an attorney with commercial law experience who is a member of the State Bar of Washington or (ii) a person with significant operational experience in the telecommunications industry.

          (d) Any such arbitration shall be held in Seattle, Washington, under the Commercial Arbitration rules then in effect of the American Arbitration Association. Each party shall pay one-half (1/2) of the initial pre-arbitration costs associated with the arbitration, including the fees of each arbitrator and the administrative fee of the American Arbitration Association. No pre-hearing discovery shall be permitted in any dispute handled in accordance with
SECTION 9.5(c), except to the extent permitted by the Expedited Procedures under the Commercial Arbitration Rules of the American Arbitration Association (the "EXPEDITED PROCEDURES"). The Primary Arbitrator or the Panel, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the Primary Arbitrator or the Panel, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The Primary Arbitrator or the Panel, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a competent court of law or equity, should the Primary Arbitrator or the Panel, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the Primary Arbitrator or the Panel, as the case may be, as to the validity and amount of any dispute shall be final, binding, and conclusive upon the parties to this Agreement. Such decision shall be written and, for disputes not subject to the Expedited Procedures, shall be supported by written findings of fact and conclusions of law. Within 30 days of a decision of the Primary Arbitrator or the Panel, as the case may be, requiring payment by one party to another, such party shall make the payment to such other party.

          (e) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

          (f) The parties have herein agreed to resolve all disputes arising out of or relating to the matters set forth in ARTICLE 9 of this Agreement by final and binding arbitration. In the event that legal action is necessary to compel either party to arbitrate any such dispute or to stay any legal action filed by a party pending arbitration, the prevailing party in such action shall be entitled to an award of its reasonable costs and attorneys' fees thereof.

 9.6 THIRD-PARTY CLAIMS.

          (a) In the event Buyer becomes aware of a third-party claim which Buyer reasonably believes may result in a demand for indemnification pursuant to this ARTICLE 9, Buyer shall notify Seller of such claim, and Seller shall be entitled, at its expense, to participate in, but not to determine or conduct, the defense of such claim. Buyer shall have the right in its sole discretion to conduct the defense of and settle any such claim; PROVIDED, HOWEVER, that except with the consent of the Seller, no settlement of any such claim with third-party claimants shall be determinative of the amount of Losses relating to such matter. In the event that Seller has consented to any such settlement, Seller shall have no power or authority to object under any provision of this ARTICLE 9 to the amount of any claim by Buyer against Seller with respect to such settlement.

          (b) In the event Seller becomes aware of a third-party claim which Seller reasonably believes may result in a demand for indemnification pursuant to this ARTICLE 9, Seller shall notify Buyer of such claim, and Buyer shall be entitled, at its expense, to participate in, but not to determine or conduct, the defense of such claim. Seller shall have the right in its sole discretion to conduct the defense of and settle any such claim; PROVIDED, HOWEVER, that except with the consent of the Buyer, no settlement of any such claim with third-party claimants shall be determinative of the amount of Losses relating to such matter. In the event that Buyer has consented to any such

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settlement, Buyer shall have no power or authority to object under any provision of this ARTICLE 9 to the amount of any claim by Seller against Buyer with respect to such settlement.

     9.7  LIMITATION ON INDEMNIFICATION; ESCROW.

          (a) The indemnification obligations with respect to any breach of any representation or warranty pursuant to SECTION 9.2 or SECTION 9.3 shall be limited to claims for Losses made prior to the last date of survival thereof referred to in SECTION 9.1 and any claim for Losses shall survive until its final resolution. The indemnification obligations with respect to any other matter for which the Buyer Indemnified Parties or Seller Indemnified Parties may be entitled to pursuant to SECTIONS 9.2 or 9.3 respectively, shall survive indefinitely subject to the terms of this Agreement.

          (b) Notwithstanding any provision of this Agreement to the contrary, no Indemnified Buyer Party may recover any Losses from the matters described in
SECTION 9.2 unless and until one or more Officer's Certificates identifying an undisputed Loss or Losses (and/or a Loss or Losses resolved in accordance with SECTION 9.5) in excess of $50,000 in the aggregate (the "BASKET AMOUNT") has or have been delivered pursuant to SECTION 9.4, after which, the Indemnified Buyer Parties may recover all Losses so identified in such Officer's Certificates; PROVIDED, HOWEVER, that the Indemnified Buyer Parties shall be entitled to recover for, and the Basket Amount shall not apply as a threshold to, any and all claims for indemnification made with respect to fraud or an Intentional Misrepresentation by Seller.

          (c) Notwithstanding any provision of this Agreement to the contrary, no Indemnified Seller Party may recover any Losses from the matters described in
SECTION 9.3 unless and until one or more Officer's Certificates identifying an undisputed Loss or Losses (and/or a Loss or Losses resolved in accordance with SECTION 9.5) in excess of the Basket Amount has or have been delivered pursuant to SECTION 9.4, after which, the Indemnified Seller Parties may recover all Losses so identified in such Officer's Certificates; PROVIDED, HOWEVER, that the Indemnified Seller Parties shall be entitled to recover for, and the Basket Amount shall not apply as a threshold to, any and all claims for indemnification made with respect to fraud or an Intentional Misrepresentation by Buyer.

          (d) The maximum amount of Losses for which Seller shall be liable pursuant to SECTION 9.2 shall, subject to SECTION 9.7(f), be limited to $1,000,000. The indemnification obligations of Seller shall be satisfied first out of the escrow established pursuant to the Escrow Agreement from the Escrow Amount to the extent available; PROVIDED, HOWEVER, that nothing contained herein shall constitute a waiver by Buyer or as a limitation of any of its rights or remedies against Seller with respect to fraud or an Intentional Misrepresentation by Seller.

          (e) The maximum amount of Losses for which Buyer shall be liable pursuant to SECTION 9.3 shall, subject to SECTION 9.7(g), be limited to $1,000,000. Nothing contained herein shall constitute a waiver by Seller or as a limitation of any of its rights or remedies against Buyer with respect to fraud or an Intentional Misrepresentation by Buyer.

          (f) In addition to the indemnification obligations of the Indemnifying Seller Parties pursuant to SECTION 9.2 and notwithstanding anything contained herein to the contrary, Seller agrees to indemnify, hold harmless, pay and reimburse Buyer for all Losses actually incurred by Buyer to the extent such Losses were caused by fraud and/or Intentional Misrepresentation by Seller. The Indemnification obligations of Seller under this SECTION 9.7(f) shall be satisfied first from the funds held in escrow pursuant to the Escrow Agreement from the Escrow Amount to the extent available. For purposes of this Agreement, "INTENTIONAL MISREPRESENTATION" by a party shall mean a willful and intentional misrepresentation of any of the matters contained herein by such party.

          (g) In addition to the indemnification obligations of the Indemnifying Buyer Parties pursuant to SECTION 9.3 and notwithstanding anything contained herein to the contrary, Buyer agrees to indemnify, hold harmless, pay and reimburse Seller for all Losses actually incurred by Seller to the extent such Losses were caused by fraud and/or Intentional Misrepresentation by Buyer.

          (h) The indemnification obligations of Buyer pursuant to SECTION 9.3 shall survive for as long as the applicable statute of limitations for the claims that are brought thereunder.

          (i) Neither (i) the termination of the representations or warranties contained herein, nor (ii) the expiration of the indemnification obligations described above, will affect the rights of a Person in respect of any claim for Losses made by such Person received by the indemnifying party prior to the expiration of the applicable survival period provided herein.

                                   ARTICLE 10

                        TERMINATION, AMENDMENT AND WAIVER

     10.1 TERMINATION.

          (a) Except as provided in SECTION 10.2, this Agreement may be terminated at any time prior to the Closing:

               (i) by the mutual written agreement of the parties;

               (ii) by either party at any time after the date which is 120 days following the Signing Date;

               (iii) by Buyer if the Control Date shall not have occurred by November 15, 2001.

               (iv) by either party in the event the other party shall be in material breach or default under this Agreement and shall have failed to cure such breach or default within 30 days after receiving written notice thereof from the party seeking termination; provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained herein; or

               (v) by either party if there shall be any law or regulation that makes the consummation of the transactions contemplated hereby illegal or otherwise prohibited or if the consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any Governmental Entity.

          (b) The party desiring to terminate this Agreement pursuant to clauses
(ii) or (iii) of SECTION 10.1(a) shall give written notice of such termination to the other party in accordance with SECTION 11.1.

     10.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in SECTION 10.1, this Agreement shall forthwith become void and there shall be no Liability or obligation on the part of any party hereto, or its Affiliates, officers, directors or stockholders, PROVIDED that each party shall remain liable for any breaches of this Agreement prior to its termination; and PROVIDED FURTHER that (a) the provisions of SECTIONS 7.4, 7.8,
ARTICLE 9, ARTICLE 11 and this SECTION 10.2 shall remain in full force and effect and survive any termination of this Agreement, and (b) SECTIONS 7.2(a), 7.2(b) and 7.2(g) shall survive until the earlier to occur of (i) ten (10) years from the Signing Date or (ii) the date on which Buyer gives written notice expressly terminating SECTIONS 7.2(a), 7.2(b) and 7.2(g). In the event that this Agreement is terminated for any reason whatsoever and Buyer shall not have terminated its rights and obligations under SECTIONS 7.2(a), 7.2(b), and 7.2(g) within seven (7) days of such termination, Buyer shall pay to Seller a fee equal to the Purchase Price.

     10.3 AMENDMENT. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     10.4 EXTENSION; WAIVER. At any time prior to the Closing, Buyer, on the one hand, and Seller, on the other hand, may, to the extent legally allowed,
(a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 11

                                     GENERAL

     11.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); PROVIDED, HOWEVER, that notices sent by mail will not be deemed given until received:

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     (a) if to Buyer, to:

         Advanced Telcom, Inc.
         110 Stony Point Road, Second Floor
         Santa Rosa, California 95401
         Attention:  Ms. Katharine Klein, Sr. Vice President,
                     Corporate Development & Strategic Planning
         Telephone No.: (707) 284-5500
         Facsimile No.: (707) 284-2327

         with a copy to (which shall not constitute notice):

         Wilson Sonsini Goodrich & Rosati
         Professional Corporation
         650 Page Mill Road
         Palo Alto, California 94304
         Attention:  Andrew J. Hirsch, Esq.
         Telephone No.: (650) 493-9300
         Facsimile No.: (650) 493-6811

     (b) if to Seller, to:

         FairPoint Communications Solutions Corp.
         521 East Morehead Street, Suite 250
         Charlotte, North Carolina 28210
         Attention:  Shirley Linn, Esq., General Counsel
         Telephone No.: (704) 344-8150
         Facsimile No.: (704) 344-1594

         with a copy to (which shall not constitute notice):

         Paul, Hastings, Janofsky & Walker LLP
         399 Park Avenue
         New York, New York 10022
         Attention:  Neil A. Torpey, Esq.
                     Michael K. Chernick, Esq.
         Telephone No.: (212) 318-6000
         Facsimile No.: (212) 319-4090

     (c) if to the Primary Arbitrator, to:

         Richard J. Busch
         Miller Nash LLP
         601 Union Street, Suite 4400

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         Seattle, Washington 98101
         Telephone No.: (206) 777-7404
         Facsimile No.: (206) 622-7485

     11.2 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, the Disclosure Schedule, the Non-Disclosure Agreement, the Related Agreements and the documents and instruments and other agreements among the parties hereto referenced herein:
(a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof;
(b) are not intended to confer upon any other person any rights or remedies hereunder (other than permitted assigns pursuant to (c) below); and (c) shall not be assigned by operation of law or otherwise, except that Buyer may assign or sell its rights and delegate its obligations hereunder, so long as Buyer remains liable for its obligations hereunder in the event that an assignee or other Person assuming Buyer's obligations hereunder fails to perform.

     11.3 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     11.4 OTHER REMEDIES. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     11.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WASHINGTON, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF; PROVIDED, HOWEVER, THAT ALL ISSUES OF ARBITRATION, INCLUDING THE ABITRABILITY OF DISPUTES AND THE LEGAL SUFFICIENCY OF ARBITRATION PROCEDURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACTION, 9 USC SECTIONS 1-16.

     11.6 JURISDICTION AND VENUE. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court (or arbitration proceeding, if applicable) within King County, State of Washington, in connection with any matter (unless the method for such dispute is otherwise provided herein) based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Washington for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

                                      -52-
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     11.7 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY
WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION,
ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

     11.8 FEES AND EXPENSES. Whether or not the transactions contemplated herein are consummated, all expenses, including all legal, accounting, financial advisory, consulting and other fees, incurred in connection with the negotiation or effectuation of this Agreement or consummation of such transactions, shall be the obligation of the respective party incurring such expenses.

     11.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     11.10 SPECIFIC PERFORMANCE. The parties each acknowledge that, in view of the uniqueness of the Business and the transactions contemplated by this Agreement, each party would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that the other party shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

                                      -53-
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     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

                                        ADVANCED TELCOM, INC.

                                        By:   /s/ Katharine S. Klein
                                            ------------------------

                                        Name:  Katharine S. Klein
                                             -----------------------

                                        Title: Senior Vice President
                                              ----------------------

                                        FAIRPOINT COMMUNICATIONS
                                        SOLUTIONS CORP.

                                        By:  /s/ Eugene Johnson
                                             ------------------

                                        Name:  Eugene Johnson
                                              -----------------

                                        Title: Executive Vice President
                                              -------------------------

                  [Signature Page to Asset Purchase Agreement]

                                       S-1
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                                    EXHIBIT A

                         TRANSITIONAL SERVICES AGREEMENT

                                    EXHIBIT B

                                ESCROW AGREEMENT

                                    EXHIBIT C

                      NON-SOLICITATION AGREEMENT AMENDMENT

                                    EXHIBIT D

                            NON-COMPETITION AGREEMENT

                                    EXHIBIT E

                     TELECOMMUNICATIONS FACILITIES AGREEMENT

                                    EXHIBIT F

                          VOICEMAIL SERVICES AGREEMENT

                                    EXHIBIT G

                                LEASE ASSIGNMENT

                                    EXHIBIT H

                       GENERAL ASSIGNMENT AND BILL OF SALE